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                                                                     EXHIBIT 4.2


                                                                [EXECUTION COPY]

                     THRIFTY CAR RENTAL FINANCE CORPORATION,

                                    as Issuer

                                       and

                             BANKERS TRUST COMPANY,

                                   as Trustee

                           --------------------------

                                 BASE INDENTURE

                          Dated as of December 13, 1995

                           --------------------------

                          Rental Car Asset Backed Notes
                              (Issuable in Series)
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                                TABLE OF CONTENTS

Section                                                                   Page
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                                  ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

  1.1.     Definitions.......................................................1
  1.2.     Cross-References..................................................2
  1.3.     Accounting and Financial Determinations;
              No Duplication.................................................2
  1.4.     Rules of Construction.............................................2

                                   ARTICLE 2.

                                    THE NOTES

  2.1.     Designation and Terms of Notes....................................3
  2.2.     Notes Issuable in Series..........................................3
  2.3.     Supplement For Each Series........................................7
  2.4.     Execution and Authentication......................................9
  2.5.     Form of Notes; Book Entry Provisions............................ 10
  2.6.     Registrar and Paying Agent...................................... 12
  2.7.     Paying Agent to Hold Money in Trust............................. 12
  2.8.     Noteholder Lists................................................ 14
  2.9.     Transfer and Exchange........................................... 14
  2.10.    Certain Purchaser Representations and
              Certifications............................................... 19
  2.11.    Legending of Notes.............................................. 21
  2.12.    Replacement Notes............................................... 22
  2.13.    Treasury Notes.................................................. 23
  2.14.    Temporary Notes................................................. 23
  2.15.    Cancellation.................................................... 24
  2.16.    Principal and Interest.......................................... 24
  2.17.    Book-Entry Notes................................................ 25
  2.18.    Notices to Clearing Agency...................................... 27
  2.19.    Definitive Notes................................................ 28
  2.20.    Tax Treatment................................................... 30

                                   ARTICLE 3.

                                    SECURITY

  3.1.     Grant of Security Interest...................................... 30
  3.2.     Certain Rights and Obligations of Thrifty Finance
              Unaffected................................................... 32
  3.3.     Performance of Agreement........................................ 33
  3.4.     Further Assurances.............................................. 33
  3.5.     Release of Collateral........................................... 34
  3.6.     Stamp, Other Similar Taxes and Filing Fees...................... 34


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Section                                                                   Page
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                                   ARTICLE 4.

                    ALLOCATION AND APPLICATION OF COLLECTIONS

  4.1.     Collection Account.............................................. 35
  4.2.     Collections and Allocations..................................... 37
  4.3.     Determination of Monthly Interest............................... 38
  4.4.     Determination of Monthly Principal.............................. 38
  4.5.     Paired Series................................................... 38

                                   ARTICLE 5.

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

  5.1.     Distributions in General........................................ 39
  5.2.     Distributions to Retained Distribution Account.................. 40
  5.3.     Optional Repurchase of Notes.................................... 41
  5.4.     Monthly Noteholders' Statement.................................. 42

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES

  6.1.     Corporate Existence and Power................................... 44
  6.2.     Corporate and Governmental Authorization........................ 45
  6.3.     Binding Effect.................................................. 45
  6.4.     Litigation...................................................... 45
  6.5.     Employee Benefit Plans.......................................... 46
  6.6.     Tax Filings and Expenses........................................ 46
  6.7.     Disclosure...................................................... 46
  6.8.     Investment Company Act; Securities Act.......................... 47
  6.9.     Regulations G, T, U and X....................................... 47
  6.10.    No Consent...................................................... 47
  6.11.    No Violation of Charter, etc.................................... 47
  6.12.    Solvency........................................................ 48
  6.13.    Stock Ownership; Subsidiary..................................... 48
  6.14.    Security Interests.............................................. 48
  6.15.    Binding Effect of Lease......................................... 49
  6.16.    Non-Existence of Other Agreements............................... 49
  6.17.    Vehicle Disposition Programs.................................... 49
  6.18.    Governmental Authorization...................................... 49
  6.19.    Compliance with Laws............................................ 50

                                   ARTICLE 7.

                                    COVENANTS

  7.1.     Payment of Notes................................................ 50
  7.2.     Maintenance of Office or Agency................................. 50
  7.3.     Information..................................................... 51


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Section                                                                   Page
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  7.4.     Payment of Obligations.......................................... 52
  7.5.     Maintenance of Property......................................... 52
  7.6.     Maintenance of Existence; Foreign Qualification................. 53
  7.7.     Compliance with Laws............................................ 53
  7.8.     Inspection of Property, Books and Records....................... 53
  7.9.     Compliance with Related Documents............................... 53
  7.10.    Notice of Defaults.............................................. 54
  7.11.    Notice of Material Proceedings.................................. 54
  7.12.    Further Requests................................................ 54
  7.13.    Further Assurances.............................................. 54
  7.14.    Vehicle Disposition Programs; Eligible
              Manufacturers................................................ 55
  7.15.    Liens........................................................... 57
  7.16.    Other Indebtedness.............................................. 57
  7.17.    Mergers; Consolidations......................................... 57
  7.18.    Sales of Assets................................................. 58
  7.19.    Acquisition of Assets........................................... 58
  7.20.    Dividends, Officers' Compensation, etc.......................... 58
  7.21.    Name; Principal Office.......................................... 58
  7.22.    Organizational Documents........................................ 59
  7.23.    Investments..................................................... 59
  7.24.    No Other Agreements............................................. 59
  7.25.    Other Business.................................................. 59
  7.26.    Maintenance of Separate Existence............................... 60
  7.27.    Rule 144A Information Requirement............................... 61
  7.28.    Acquisition of Vehicles by Thrifty Finance...................... 62

                                   ARTICLE 8.

                        AMORTIZATION EVENTS AND REMEDIES

  8.1.     Amortization Events............................................. 62
  8.2.     Rights of the Trustee upon Amortization Event or
              Certain Other Events of Default.............................. 64
  8.3.     Special Provisions Concerning Sale of Vehicles.................. 67
  8.4.     Other Remedies.................................................. 69
  8.5.     Waiver of Past Events........................................... 70
  8.6.     Control by Required Beneficiaries and Required
              Noteholders.................................................. 70
  8.7.     Limitation on Suits............................................. 70
  8.8.     Unconditional Rights of Holders to Receive Payment.............. 71
  8.9.     Collection Suit by the Trustee.................................. 71
  8.10.    The Trustee May File Proofs of Claim............................ 71
  8.11.    Priorities...................................................... 72
  8.12.    Undertaking for Costs........................................... 72
  8.13.    Rights and Remedies Cumulative.................................. 73
  8.14.    Delay or Omission Not Waiver.................................... 73


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Section                                                                   Page
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                                   ARTICLE 9.

                                   THE TRUSTEE

  9.1.     Duties of the Trustee........................................... 73
  9.2.     Rights of the Trustee........................................... 75
  9.3.     Individual Rights of the Trustee................................ 76
  9.4.     Notice of Amortization Events and Potential
              Amortization Events.......................................... 77
  9.5.     Compensation.................................................... 77
  9.6.     Replacement of the Trustee...................................... 78
  9.7.     Successor Trustee by Merger, etc................................ 79
  9.8.     Eligibility Disqualification.................................... 79
  9.9.     Appointment of Co-Trustee or Separate Trustee................... 79
  9.10.    Representations and Warranties of Trustee....................... 81
  9.11.    Knowledge of the Trustee........................................ 82

                                   ARTICLE 10.

                             DISCHARGE OF INDENTURE

  10.1.    Termination of Thrifty Finance's Obligations.................... 82
  10.2.    Application of Trust Money...................................... 83
  10.3.    Repayment to Thrifty Finance.................................... 83

                                   ARTICLE 11.

                                   AMENDMENTS

  11.1.    Without Consent of the Noteholders.............................. 84
  11.2.    With Consent of the Noteholders................................. 85
  11.3.    Supplements..................................................... 87
  11.4.    Revocation and Effect of Consents............................... 87
  11.5.    Notation on or Exchange of Notes................................ 87
  11.6.    The Trustee to Sign Amendments, etc............................. 87

                                   ARTICLE 12.

                                  MISCELLANEOUS

  12.1.    Notices......................................................... 88
  12.2.    Communication by Noteholders With Other
              Noteholders.................................................. 89
  12.3.    Certificate and Opinion as to Conditions Precedent.............. 90
  12.4.    Statements Required in Certificate or Opinion................... 90
  12.5.    Rules by the Trustee and the Paying Agent....................... 91
  12.6.    Duplicate Originals............................................. 91
  12.7.    Benefits of Indenture........................................... 91
  12.8.    Payment on Business Day......................................... 91
  12.9.    Governing Law................................................... 91


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Section                                                                   Page
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  12.10.   No Adverse Interpretation of Other Agreements................... 91
  12.11.   Successors...................................................... 92
  12.12.   Severability.................................................... 92
  12.13.   Counterpart Originals........................................... 92
  12.14.   Table of Contents, Headings, etc................................ 92
  12.15.   Termination; Collateral......................................... 92
  12.16.   No Bankruptcy Petition Against Thrifty Finance.................. 93
  12.17.   No Recourse..................................................... 93
  12.18.   Confidentiality................................................. 94


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EXHIBITS AND SCHEDULES

SCHEDULE 1.1      DEFINITIONS LIST

SCHEDULE 6.5      PENSION PLANS

SCHEDULE 6.7      DISCLOSURE

SCHEDULE 6.14     PRINCIPAL PLACE OF BUSINESS

SCHEDULE 6.14b    SECURITY INTEREST FILINGS

SCHEDULE 6.14d    THRIFTY FINANCE ADDRESSES

SCHEDULE 6.16     OTHER AGREEMENTS

EXHIBIT A-1       FORM OF TRANSFER CERTIFICATE (ss.2.9)

EXHIBIT A-2       RESERVED

EXHIBIT A-3       FORM OF TRANSFER CERTIFICATE FOR EXCHANGE
                  OR TRANSFER FROM RESTRICTED GLOBAL NOTE TO
                  TEMPORARY GLOBAL NOTE (ss.2.9)

EXHIBIT A-4       FORM OF TRANSFER CERTIFICATE (RESTRICTED GLOBAL
                  NOTE TO PERMANENT GLOBAL NOTE) (ss.2.9)

EXHIBIT A-5       FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                  EXCHANGE (TEMPORARY GLOBAL NOTE TO RESTRICTED
                  GLOBAL NOTE) (ss.2.9)

EXHIBIT B         FORM OF DEMAND NOTE

EXHIBIT C         RESERVED

EXHIBIT D         FORM OF MONTHLY NOTEHOLDERS' STATEMENT (ss.5.4)

EXHIBIT E         FORM OF CLEARING SYSTEM CERTIFICATE

EXHIBIT F         FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP


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            This BASE INDENTURE, dated as of December 13, 1995, between Thrifty
Car Rental Finance Corporation, a special purpose Oklahoma corporation, as issuer ("Thrifty Finance") and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (in such capacity, the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, Thrifty Finance intends to refinance the Existing Fleet (such capitalized term, together with all other capitalized terms used herein, shall have the meanings assigned thereto in Article 1) and to purchase, and finance the purchase of, additional Vehicles from one or more Manufacturers pursuant to the Lease, and to lease the Vehicles to the lessee thereunder;

            WHEREAS, Thrifty Finance has, in connection therewith, duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Thrifty Finance's Rental Car Asset Backed Notes (the "Notes"), issuable as provided in this Indenture; and

            WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of Thrifty Finance, in accordance with its terms, have been done, and Thrifty Finance proposes to do all the things necessary to make the Notes, when executed by Thrifty Finance and authenticated and delivered by the Trustee hereunder and duly issued by Thrifty Finance, the legal, valid and binding obligations of Thrifty Finance as hereinafter provided;

            NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.1. Definitions.

            Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule 1 (the "Definitions List"), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.
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            Section 1.2. Cross-References.

            Unless otherwise specified, references in this Indenture and in each other Related Document to any Article, Section or Schedule are references to such Article, Section or Schedule of this Indenture or such other Related Document, as the case may be, and unless otherwise specified, references in any Article, Section, Schedule or definition to any clause are references to such clause of such Article, Section or definition.

            Section 1.3. Accounting and Financial Determinations; No
Duplication.

            Unless otherwise specified, (a) all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in conformity with GAAP and (b) all accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

            Section 1.4. Rules of Construction.

            In this Indenture, unless the context otherwise requires:

            (a) the singular includes the plural and vice versa;

            (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

            (c) reference to any gender includes the other gender;

            (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

            (e) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

            (f) "or" is not exclusive;

            (g) provisions apply to successive events and transactions; and


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            (h) with respect to the determination of any period of time, "from"
means "from and including" and "to" and "through" mean "to but excluding".

                                   ARTICLE 2.

                                    THE NOTES

            Section 2.1. Designation and Terms of Notes.

            Each Series of Notes shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by Thrifty Finance. Except as specified in any Supplement for a related Series, all Notes of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be in denominations of $250,000 and integral multiples of $1,000 in excess thereof.

            Section 2.2. Notes Issuable in Series.

            The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Supplement. Notes of a new Series may from time to time be executed by Thrifty Finance and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Order at least three (3) Business Days in advance of the Closing Date for such Series and upon delivery by Thrifty Finance to the Trustee, and receipt by the Trustee, of the following:

            (a) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series to be authenticated and the Note Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

            (b) a Supplement in form reasonably satisfactory to the Trustee executed by Thrifty Finance and the Trustee and specifying the Principal Terms of such new Series;


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            (c) with respect to the initial Series of Notes, the Master
Collateral Agency Agreement executed by each of the parties thereto;

            (d) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

            (e) written confirmation that the Rating Agencies Condition shall have been satisfied with respect to such issuance;

            (f) an Officers' Certificate from Thrifty Finance dated as of the applicable Closing Date to the effect that (i) no Amortization Event, Asset Amount Deficiency, Enhancement Agreement Event of Default, if applicable, Lease Event of Default, Manufacturer Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default or Potential Lease Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes, (ii) the issuance of the new Series of Notes will not have a material adverse effect on the over-collateralization of any Series of Notes with respect to which credit enhancement is provided by over-collateralization or result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which Thrifty Finance is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which Thrifty Finance is a party or by which it or its property may be bound or to which it or its property may be subject, (iii) all conditions precedent provided in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with and (iv) if such new Series of Notes is a Segregated Series, the criteria used to select the Segregated Collateral will not have a material adverse effect on the quality of the Collateral securing any other outstanding Series of Notes;

            (g) unless otherwise specified in the related Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:


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            (i) (A) the new Series of Notes will be treated as indebtedness of
      Thrifty Finance for Federal income tax purposes, and (B) the issuance of such Series will not adversely affect the Federal income tax characterization of the Outstanding Notes of any Series;

            (ii) all instruments furnished to the Trustee conform to the requirements of this Base Indenture and the related Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, and all conditions precedent provided for in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with;

            (iii) each of Thrifty Finance, Thrifty, the Servicer, and the Lessee is duly incorporated under the jurisdiction of its incorporation and (as applicable) has the corporate power and authority to execute and deliver the related Supplement (and, in the case of the first Series to be authenticated hereunder, this Base Indenture) and each other Related Document to which it is a party and to issue the new Series of Notes;

            (iv) the related Supplement, this Base Indenture and each of the other Related Documents to which Thrifty Finance, Thrifty, the Servicer or the Lessee is a party have been duly authorized, executed and delivered by Thrifty Finance, Thrifty, the Servicer or the Lessee, as the case may be;

            (v) the new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Supplement, will constitute valid, binding and enforceable obligations of Thrifty Finance entitled to the benefits of this Base Indenture and the related Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar


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      laws affecting creditor's rights generally and to general principles of equity;

            (vi) this Base Indenture, the related Supplement and each of the other Related Documents to which Thrifty Finance, Thrifty, the Servicer or the Lessee is a party are legal, valid and binding agreements of Thrifty Finance, Thrifty, the Servicer or the Lessee, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity;

            (vii) this Base Indenture and the related Supplement are not required to be registered under the Trust Indenture Act;

            (viii) the new Series of Notes (A) is not required to be registered under the Securities Act and (B) has been offered pursuant to a valid exemption under the Securities Act;

            (ix) as to the new Series of Notes and any Outstanding Series of Notes, the opinions of counsel relating to (A) the validity, perfection and priority of security interests, (B) the nature of the lease of Acquired Vehicles pursuant to the Lease as a "true operating lease" and not as a financing arrangement, (C) the analysis of substantive consolidation of the assets of Thrifty Finance with the assets of the Lessee in the event of the insolvency of the Lessee, (D) the status of Thrifty Finance as not being an investment company or controlled by an investment company under the Investment Company Act, (E) there being no pending or threatened litigation which, if adversely determined, would materially and adversely affect Thrifty Finance's ability to perform its obligations under any of the Related Documents, and (F) the absence of any material conflict with or violation of any court decree, injunction, writ or order applicable to Thrifty Finance or any material breach or default of any indenture, agreement or other instrument as a result of the


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      issuance of such Series of Notes by Thrifty Finance, as furnished by counsel retained by Thrifty Finance in connection with the issuance of the initial Series of Notes, are reaffirmed in all respects; and

            (x) such other matters as the Trustee may reasonably require; and

            (h) such other matters as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes.

            Section 2.3. Supplement For Each Series.

            (a) In conjunction with the issuance of a new Series, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable: (i) its name or designation, (ii) the aggregate principal amount of Notes of such Series, (iii) the Note Rate (or the method for calculating such Note Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such Series and the method by which the principal amount of Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the Servicing Fee Percentage, (viii) the terms of any Enhancement, (ix) the Enhancement Provider, if any, (x) whether the Notes may be issued in bearer form and any limitations imposed thereon, (xi) the Series Termination Date, (xii) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes, (xiii) whether such Series of Notes shall have the benefit of Segregated Collateral and
(xiv) any other relevant terms of such Series of Notes that do not (subject to Section 2.3(b) and Article 11 hereof) change the terms of any Outstanding Series of Notes or otherwise materially conflict with the provisions of this Indenture and that do not prevent the satisfaction of the Rating Agencies Condition with respect to the issuance of such new Series (all such terms, the "Principal Terms" of such Series);

            (b) (i) A Supplement may specify that the related Series of Notes (each, a "Segregated Series") will have Collateral and Master Collateral that is to be segregated by the Servicer, the Master Collateral Agent and the Trustee and be solely for the benefit of the Noteholders of such Segregated


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Series of Notes (such Collateral and Master Collateral being referred to as
"Segregated Collateral"); provided, however, that no such Segregated Series of Notes will be issued unless (x) the Rating Agencies Condition is met, (y) Thrifty Finance shall have delivered to the Trustee an Officers' Certificate to the effect that the issuance of such Segregated Series of Notes will not have a material adverse effect upon the Noteholders of any Series of Notes outstanding at the time of the issuance of the Segregated Series of Notes, and (z) the applicable Supplement provides, in form satisfactory to the Trustee, for the changes and modifications to the Indenture and the other Related Documents as are described in clause (ii) below.

            (ii) In the event any Segregated Series of Notes is issued, the related Supplement will provide that (A) the Servicer, the Master Collateral Agent and the Trustee will segregate the Collateral and Master Collateral for such Segregated Series of Notes such that (x) the Segregated Series of Notes will be secured solely in part or wholly by the Segregated Collateral applicable to such Segregated Series of Notes and (y) the Noteholders with respect to any other Series of Notes will not be entitled to the benefit of such Segregated Collateral, (B) the Trustee will adjust the allocations and distributions to be made under the Indenture at the direction of the Servicer so that the Noteholders with respect to the Segregated Series of Notes will be entitled to allocations and distributions arising in part or wholly from the Segregated Collateral applicable to such Segregated Series of Notes and the Noteholders with respect to all other Series of Notes will be entitled to allocations and distributions arising solely from the Collateral and Master Collateral other than the Segregated Collateral, (C) the Trustee will act as collateral agent under the Indenture and as master collateral agent under the Master Collateral Agency Agreement (and in such capacity the Trustee and the Master Collateral Agent, as applicable, may (x) establish and maintain a master collection account, and one or more segregated collection accounts, into which Collections allocated to all Series of Notes will be deposited and, after such deposit, further allocated among one or more Segregated Series of Notes and all other Series of Notes and, if so provided in such related Supplement, for the benefit of the Segregated Series, and (y) hold its lien encumbering and its rights and interests in the Collateral and Master Collateral other than the Segregated Collateral for the benefit of all Series other than the Segregated Series of Notes and hold its lien encumbering and its rights and interests in the Segregated Collateral for the benefit of the Segregated Series of Notes), (D) the Servicer and the Master Collateral Agent will each designate on its computer system the source of the funds for the financing of each Vehicle (as between one or more Segregated Series of Notes and the non-Segregated Series of Notes), (E) the Noteholders of any


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Segregated Series of Notes will, subject to the limitations contained in this
Base Indenture and the related Supplement, be entitled to cause the Trustee and the Master Collateral Agent, as applicable, to exercise remedies under the Indenture and the Master Collateral Agency Agreement, respectively, on behalf of such Segregated Series of Notes, (F) separate monthly reports and other information will be furnished under the Indenture for the Segregated Collateral, which monthly reports and other information will contain substantially the same types of information as the monthly reports provided under the Indenture prior to the issuance of such Segregated Series of Notes, (G) a separate segregated Motor Vehicle Lease and Servicing Agreement pertaining, as applicable, in part or wholly to the Segregated Collateral will be executed and delivered by Thrifty Finance, as lessor and the Lessee, as lessee, (H) to the extent specified in the Supplement for such Segregated Series of Notes, such actions will be taken as are necessary to perfect the Trustee's interest on behalf of the Noteholders of such Segregated Series of Notes in the Segregated Collateral, (I) amendments will be made to this Indenture and the other Related Documents, if necessary, to reflect the foregoing, which amendments will, among other things, provide for revisions to the terms "Aggregate Asset Amount", "Collateral", "Collection Account", "Lease", "Related Documents", "Required Asset Amount", "Required Beneficiaries", and "Thrifty Finance Agreements" and such other terms as may be appropriate and (J) references herein to "all" Series of Notes (other than as specifically stated herein) shall be modified to refer to all Series of Notes other than any Segregated Series of Notes which may hereafter be issued (or as otherwise provided in the related Supplement).

            Section 2.4. Execution and Authentication.

            (a) An Authorized Officer shall execute the Notes for Thrifty Finance by manual or facsimile signature. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

            (b) At any time and from time to time after the execution and delivery of this Indenture, Thrifty Finance may deliver Notes of any particular Series executed by Thrifty Finance to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

            (c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the listing agent in Luxembourg (the "Luxembourg Agent"), if such Notes are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Thrifty Finance or an Affiliate of Thrifty Finance. The Trustee's certificate of authentication shall be in substantially the following form:

            This is one of the Notes of a series issued under the within mentioned Indenture.

                                    BANKERS TRUST COMPANY,
                                      as Trustee


                                    By:
                                       -----------------------------------
                                                Authorized Signature

            (d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

            (e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by Thrifty Finance, and Thrifty Finance shall deliver such Note to the Trustee for cancellation as provided in Section 2.15, together with a written statement (which need not comply with Section 12.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by Thrifty Finance, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

            Section 2.5. Form of Notes; Book Entry Provisions.

            (a) Restricted Global Note. Except as otherwise provided in Section 2.19, any Series of Notes, or any class of such Series to be issued and sold initially to the Initial Purchasers, and thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act ("Rule 144A"), or to be issued and sold initially to institutional accredited investors within the meaning of Regulation D under the Securities Act who are qualified institutional buyers within the meaning of Rule 144A as provided in the applicable Supplement, shall be issued in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a "Restricted Global Note"), substantially in the form set forth in the applicable Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by Thrifty Finance and authenticated by the Trustee as provided in Section 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

            (b) Temporary Global Note; Permanent Global Note. Except as otherwise provided in Section 2.19, any Series of Notes, or any class of such Series, offered and sold in transactions outside of the United States will be offered and sold in reliance on Regulation S ("Regulation S") under the Securities Act and shall initially be issued in the form of one or more temporary global Notes (each, a "Temporary Global Note") in fully registered form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by Thrifty Finance and authenticated by the Trustee as provided in Section 2.4 and deposited with a custodian for DTC, for credit to the subscribers' accounts at Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or at Cedel. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a "Permanent Global Note") in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Supplement, in accordance with the provisions of such Temporary Global Note and this Base Indenture. Until the Exchange Date, interests in a Temporary Global Note may only be held by the agent members of Euroclear and Cedel. The aggregate initial principal amount of the Temporary Global Note and the Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

            (c) Any Series of Notes, or any class of such Series, issued hereunder may be issued as definitive, fully registered Notes without interest coupons ("Definitive Notes") only in accordance with Section 2.19.

            Section 2.6. Registrar and Paying Agent.

            (a) Thrifty Finance shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). Thrifty Finance may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrars. Thrifty Finance may change any Paying Agent or Registrar without prior notice to any Noteholder. Thrifty Finance shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

            (b) Thrifty Finance shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. Thrifty Finance shall notify the Trustee in writing of the name and address of any such Agent. If Thrifty Finance fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture, or shall appoint a replacement Registrar and Paying Agent.

            Section 2.7. Paying Agent to Hold Money in Trust.

            (a) Thrifty Finance will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.7, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Trustee notice of any default by Thrifty Finance (or any other obligor under the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as a Paying Agent, so long as the same institution is acting as Trustee and as Paying Agent and the institution no longer qualifies or is eligible to act as Trustee; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

            (b) Thrifty Finance may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

            (c) Subject to applicable laws with respect to escheat of funds, any funds held by the Trustee or any Paying Agent or a Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to Thrifty Finance on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Thrifty Finance for payment thereof (but only to the extent of the amounts so paid to Thrifty Finance), and all liability of the Trustee or such Paying Agent with respect to such funds shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Thrifty Finance cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and if the related Series of Notes has been listed on the Luxembourg Stock Exchange, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to Thrifty Finance. The Trustee may also adopt and employ, at the expense of Thrifty

Finance, any other reasonable means of notification of such repayment.

            Section 2.8. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, Thrifty Finance shall furnish to the Trustee at least seven (7) Business Days before each Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

            Section 2.9. Transfer and Exchange.

            (a) No Note may be resold, pledged or transferred (including, without limitation, by pledges or hypothecation) unless such sale or transfer is
(1) to the Issuer (upon redemption thereof or otherwise), (2) to any person the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (3) outside the United States to a person who is not a U.S. Person (as such term is defined in Regulation S) in a transaction meeting the requirements of Regulation S, (4) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act and in any case, in accordance with any applicable securities laws or "Blue Sky" laws of any state of the United States or any other jurisdiction. Subject to provisions of clauses (i) through (vii) of this Section 2.9(a), when a request to register a transfer or exchange of global Notes is presented to the Registrar or co-registrar or, in the case of Definitive Notes, when Definitive Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Definitive Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Thrifty Finance and the Registrar, duly executed by the Holder thereof or its attorney, duly authorized in writing and
(b) shall be transferred or exchanged in compliance with the following provisions, as applicable:

                  (i) Restricted Global Notes. If a holder of a beneficial interest in a Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for a like percentage interest in such Restricted Global Note or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery of such interest in the form of an interest in such Restricted Global Note, such holder may, subject to the rules and procedures of DTC, cause the exchange or transfer of such interest for an equivalent beneficial interest in such Restricted Global Note upon submission to the Trustee and the Registrar of the following:

                  (A) if such Note is being acquired for the account of such
            Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A-1 hereto); or

                  (B) if such Note is being transferred to a qualified
            institutional buyer (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit A-1 hereto).

                  (ii) Temporary Global Note to Permanent Global Note. Interests in a Temporary Global Note as to which the Trustee in its capacity as Registrar received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit E to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit F from the holder of a beneficial interest in such Note, will be exchanged, on and after the 40th day after the completion of the distribution of the relevant Series (the "Exchange Date"), for interests in a Permanent Global Note. To effect such exchange, Thrifty Finance shall execute and the Trustee shall authenticate and deliver to DTC, or its nominee, for credit to the respective accounts of the agent members of DTC, a duly executed and authenticated Permanent Global Note, representing the principal amount of interests in a Temporary Global Note initially exchanged for interests in a Permanent Global Note. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by Thrifty Finance and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and such Temporary Global Note so exchanged. Upon any exchange of interests in a Temporary Global Note for interests in a Permanent Global Note, the Trustee shall endorse such Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse a Permanent Global Note to reflect the corresponding increase in the amount represented thereby.

                  (iii) Restricted Global Note to Temporary Global Note Before the Exchange Date. If, prior to the Exchange Date, a holder of a beneficial interest in a Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in a Temporary Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Temporary Global Note, such holder may, subject to the rules and procedures of DTC and the requirements set forth below, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Temporary Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with DTC's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in a Temporary Global Note in an amount equal to the beneficial interest in such Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit A-3 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Trustee shall instruct DTC to reduce such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred and the Registrar, shall instruct DTC, concurrently with such reduction, to increase the principal amount of a Temporary Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in a Temporary Global Note equal to the reduction in the principal amount of such Restricted Global Note to be exchanged or transferred.

                  (iv) Restricted Global Note to Permanent Global Note After the Exchange Date. If, after the Exchange Date, a holder of a beneficial interest in a Restricted Global Note registered in the name of DTC or its nominee wishes at any time to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Permanent Global Note, such holder may, subject to the rules and procedures of DTC, cause the transfer of such interest for an equivalent beneficial interest in a Permanent Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with DTC's procedures from an agent member directing the Registrar to credit or cause to be credited a beneficial interest in a Permanent Global Note in an amount equal to the beneficial interest in such Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the agent member's account with DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit A-4 attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes (A) and pursuant to and in accordance with Regulation S or (B) Rule 144 under the Securities Act, the Trustee shall instruct DTC to reduce such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of a Permanent Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Permanent Global Note equal to the reduction in the principal amount of such Restricted Global Note to be transferred.

                  (v) Temporary Global Note to Restricted Global Note. If a holder of a beneficial interest in a Temporary Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Temporary Global Note for an interest in a Restricted Global Note, or to transfer its interest in such Temporary Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Restricted Global Note. Upon receipt by the Registrar of (1) instructions from Euroclear or Cedel or DTC, as the case may be, directing the Registrar to credit or cause to be credited a beneficial interest in a Restricted Global Note equal to the beneficial interest in a

      Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in a Temporary Global Note after the Exchange Date, information regarding the agent member's account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in a Temporary Global Note for an interest in a Restricted Global Note prior to the Exchange Date, a certificate in the form of Exhibit A-5 attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Global Note reasonably believes that the Person acquiring such interest in the Restricted Global Note is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Cedel or the Registrar, as the case may be, shall instruct DTC to reduce the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be exchanged or transferred, and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note equal to the reduction in the principal amount of the Temporary Global Note.

                  (vi) Permanent Global Note to Restricted Global Note. Interest in the Permanent Global Note may not be transferred for interests in the Restricted Global Note.

                  (vii) Other Transfers or Exchanges. In the event that a global
      Note is exchanged for Notes, or Notes are otherwise issued, in definitive registered form without interest coupons, pursuant to Section 2.19, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (vi) above (including the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by Thrifty Finance and the Trustee.

            (b) The Registrar shall not register the exchange of interests in a global Note for a Definitive Note or the transfer of or exchange of a Note during the period beginning on any Record Date and ending on the next following Payment Date.

            (c) The Trustee or, if the Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Agent, as the case may be, shall, upon receipt of a written request therefor from Thrifty Finance, send to Thrifty Finance, upon any transfer or exchange of any Note, information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

            (d) To permit registrations of transfers and exchanges, Thrifty Finance shall execute and the Trustee shall authenticate Notes, subject to such rules as the Trustee may reasonably require. No service charge to the Noteholder shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar (or Thrifty Finance or the Trustee) may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

            (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Thrifty Finance, evidencing the same debt, and entitled to the same benefits under this Indenture, as Notes surrendered upon such registration of transfer or exchange.

            (f) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and Thrifty Finance may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor Thrifty Finance shall be affected by notice to the contrary.

            (g) Notwithstanding any other provision of this Section 2.9, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by Thrifty Finance or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.9 and Section 2.19.

            Section 2.10. Certain Purchaser Representations and Certifications.

      (a) Prior to any sale or transfer of the Notes described in clause (2) of
Section 2.9(a) above, each prospective purchaser of the Notes shall be deemed to have represented and agreed as follows:

            (1) It is a qualified institutional buyer as defined in Rule 144A, it is aware that any sale of the Notes to it will be made in reliance on Rule 144A and it is acquiring the Notes for its own institutional account or for the account of a qualified institutional buyer.

            (2) The purchaser understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been registered under the Securities Act and that (A) such Notes may be offered, resold, pledged or otherwise transferred only (i) to the Issuer, (ii) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States to a person other than a U.S. Person (as defined in Regulation S) in a transaction meeting the requirements of Regulation S under the Securities Act, (iv) in a transaction exempt from the registration requirements of the Securities Act and the applicable securities laws of any State of the United States and any other jurisdiction or (v) pursuant to an effective registration statement under the Securities Act, in each such case in accordance with the Indenture and any applicable securities laws of any State of the United States and (B) the purchaser will, and each subsequent holder of a Note is required to, notify any subsequent purchaser of a Note of the resale restrictions set forth in (A) above.

            (b) Prior to any direct placement of the Notes from the Issuer to an institutional accredited investor who is a qualified institutional buyer within the meaning of Rule 144A, the Issuer shall require each such prospective purchaser of the Notes to represent and agree as follows:

            (i) to the restrictions on transfer set forth in clause (a) (2) above, (ii) that it is (w) a qualified institutional buyer within the meaning of Rule 144A and an accredited investor as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act; (x) acquiring Notes having a minimum purchase price of not less than $250,000 for its own account or for any separate account for which it is acting; (y) acquiring such Notes for its own institutional account or the account of an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act who is a qualified institutional buyer within the meaning of Rule 144A; and (z) not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; and (c) that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by them, except upon presentation of evidence satisfactory to the transfer agent that the restrictions on transfer set forth in clause (a)
      (2) above have been complied with.

            (c) In addition, the Issuer shall require such prospective purchaser to provide additional information or certifications, as shall be reasonably requested by the Trustee, the Issuer or the Initial Purchasers, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. The Issuer, the Initial Purchasers and the Trustee are not obligated, in their individual capacities or as a group, to register the Notes under the Securities Act or any state securities laws.

            Section 2.11. Legending of Notes.

            Unless otherwise provided for in a Supplement and except as permitted by the following sentence, in addition to any legends required by
Section 2.17, each Note shall bear a legend in the following form:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THRIFTY CAR RENTAL FINANCE CORPORATION (THE "COMPANY") THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

Upon any transfer, exchange or replacement of Notes bearing such legend, or if a request is made to remove such legend on a Note, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to Thrifty Finance and the Trustee or the Luxembourg Agent, if the Notes are listed on the Luxembourg Exchange, such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by Thrifty Finance that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S. Upon provision of such satisfactory evidence, the Trustee, at the direction of Thrifty Finance, shall authenticate and deliver a Note that does not bear such legend.

            Section 2.12. Replacement Notes.

            (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold Thrifty Finance and its Affiliates and the Trustee harmless, then, in the absence of notice to Thrifty Finance, the Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit Thrifty Finance to impose reasonable requirements) are met, Thrifty Finance shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Note, Thrifty Finance may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, Thrifty Finance and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by Thrifty Finance or any Affiliate thereof or the Trustee in connection therewith. The Holder of a Note may offer to the Trustee unsecured indemnification so long as such Holder has a long-term debt rating or claims paying ability that is "investment grade."

            (b) Upon the issuance of any replacement Note under this Section 2.12, the Registrar, Thrifty Finance or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

            (c) Every replacement Note issued pursuant to this Section 2.12 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of Thrifty Finance, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            (d) The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            Section 2.13. Treasury Notes.

            In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Thrifty Finance or any Affiliate of Thrifty Finance shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which the Trustee has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes.

            Section 2.14. Temporary Notes.

            (a) Pending the preparation of Definitive Notes issued under Section 2.19, Thrifty Finance may prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

            (b) If temporary Notes are issued pursuant to Section 2.14(a) above, Thrifty Finance will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for

Definitive Notes upon surrender of the temporary Notes at the office or agency of Thrifty Finance to be maintained as provided in Section 7.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, Thrifty Finance shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

            Section 2.15. Cancellation.

            Thrifty Finance may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which Thrifty Finance or any of its respective Subsidiaries or Affiliates may have acquired in any manner whatsoever or upon any repayment of the principal amount in respect of such Notes, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Thrifty Finance may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be disposed of in accordance with the Trustee's standard disposition procedures.

            Section 2.16. Principal and Interest.

            (a) The principal of each Series of Notes shall be payable at the times and in the amount set forth in the related Supplement in accordance with
Section 5.1.

            (b) Each Series of Notes shall accrue interest as provided in the related Supplement and such interest shall be payable on the Payment Date for such Series in accordance with Section 5.1 and the related Supplement.

            (c) Except as provided in the following sentence, the person in whose name any Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

            (d) If Thrifty Finance defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of Thrifty Finance, cease to be payable to the persons who were Noteholders of such Series at the applicable Record Date, and in such case Thrifty Finance shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. Thrifty Finance shall fix or cause to be fixed each such special record date and payment date, and at least fifteen (15) days before the special record date, Thrifty Finance (or, if so requested by Thrifty Finance, the Trustee, in the name of and at the expense of Thrifty Finance) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

            Section 2.17. Book-Entry Notes.

            (a) For each Series of Notes to be issued in registered form, Thrifty Finance shall duly execute the Notes, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially one or more global Notes that (a) shall be registered on the Note Register in the name of DTC or DTC's nominee, and (b) shall bear legends substantially to the following effect:

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THRIFTY CAR RENTAL FINANCE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

            So long as DTC or its nominee is the registered owner or holder of a global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global Note for purposes of this Indenture and such Notes. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any global Note held on their behalf by DTC, and DTC may be treated by Thrifty Finance, the Trustee, the Registrar, any Paying Agent and any agent of such entities as the absolute owner of such global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Thrifty Finance, the Trustee, the Registrar, any Paying Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of the holder of a beneficial interest any Note.

            (b) The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to the global Notes insofar as interests in a global Note are held by the agent members of Euroclear or Cedel (which shall only occur in the case of the Temporary Global Note and the Permanent Global
Note). Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to such global Note, and the registered holder may be treated by Thrifty Finance, the Trustee, the Registrar and any Paying Agent and any agent of any such entities as the owner of such global Note for all purposes whatsoever.

            (c) Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to Section 2.6.

            (d) Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4. Subject to the provisions of Section 2.5, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by Thrifty Finance with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 12.3 hereof and need not be accompanied by an Opinion of Counsel.

            (e) Unless and until Definitive Notes have been issued to all Note Owners pursuant to Section 2.19:

            (i) the provisions of this Section 2.17 shall be in full force and effect;

            (ii) the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes of this Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

            (iii) to the extent that the provisions of this Section 2.17 conflict with any other provisions of this Indenture, the provisions of this Section 2.17 shall control;

            (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding principal amount of the Notes, the applicable Clearing Agency shall be deemed to represent a percentage or principal amount in respect of any outstanding Book-Entry Notes only to the extent that it has received instructions to such effect from the applicable Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such percentage or principal amount of the beneficial interest in the Notes and has delivered such instructions or directions to the Trustee; and

            (v) the rights of Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.19, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants.

            Section 2.18. Notices to Clearing Agency.

            Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.19, the Trustee, Thrifty Finance and the Servicer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for further distribution to the Clearing Agency Participants and the Note

Owners in accordance with such Clearing Agency's and Clearing Agency Participants' customary practices and procedures with respect thereto.

            Section 2.19. Definitive Notes.

            (a) Conditions for Issuance. Definitive Notes shall be issued and delivered, and interests in a Restricted Global Note or Permanent Global Note deposited with DTC or a custodian of DTC pursuant to Section 2.5 shall be transferred to the beneficial owners thereof in the form of Definitive Notes, only if (i) in the case of a transfer or exchange, such transfer complies with
Section 2.9 and (ii) either (x) DTC notifies Thrifty Finance that it is unwilling or unable to continue as depositary for such Restricted Global Note or Permanent Global Note or at any time ceases to be a "clearing agency" registered under the United States Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in either case in either case a successor depositary so registered is not appointed by Thrifty Finance within ninety (90) days of such notice or (y) Thrifty Finance, in its sole discretion, determines that the Restricted Global Notes or Permanent Global Notes with respect to the relevant Series of Notes shall be exchangeable for Definitive Notes, in which case Definitive Notes shall be issuable or exchangeable only in respect of such global Notes or the category of Definitive Notes represented thereby or (z) any Noteholder, purchaser or transferee of a Restricted Global Note or a Permanent Global Note requests the same in the form of a Definitive Note and Thrifty Finance, in its sole discretion, consents to such request (in which case a Definitive Note shall be issuable or transferable only to such Noteholder, purchaser or transferee), Thrifty Finance will deliver Notes in definitive registered form, without interest coupons, in exchange for the Restricted Global Notes or the Permanent Global Notes or, in the case of an exchange or transfer described in clause (z) above, in exchange for the applicable beneficial interest in one or more Global Notes. Definitive Notes shall be issued without coupons in minimum amounts of U.S.$250,000 and integral multiples of U.S.$1,000, subject to compliance with all applicable legal and regulatory requirements.

            (b) Issuance. If interests in any Restricted Global Note or Permanent Global Note, as the case may be, are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this
Section 2.19, such Restricted Global Note or Permanent Global Note, as the case may be, shall be surrendered by DTC or its custodian or agent to the office or agency of the Registrar located in the Borough of Manhattan, The City of New York, or if the Notes are listed on the Luxembourg Stock Exchange, to the applicable Luxembourg Agent in Luxembourg, to be so transferred, without charge. If interests in any

Permanent Global Note are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this Section 2.19, such Permanent Global Note shall be surrendered by DTC or its custodian or agent to the Registrar or its agent located in London to be so transferred, without charge. The Trustee shall authenticate and deliver, upon such transfer of interests in such Restricted Global Note or Permanent Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations; provided, that in the case of an interest in a Restricted Global Note, no such interest will be transferred except upon delivery of a certificate substantially in the form of Exhibit A-1 hereto. The Definitive Notes issued or transferred pursuant to this
Section 2.19 shall be executed, authenticated and delivered only in the denominations specified in paragraph (a) above or in the related Supplement, and Definitive Notes shall be registered in such names as DTC (in the case of a transfer and exchange of global Notes to Definitive Notes) or Thrifty Finance (in all other cases) shall direct in writing. The Registrar shall have at least thirty (30) days from the date of its receipt of Definitive Notes and registration information to authenticate and deliver such Definitive Notes. Any Definitive Note delivered in exchange for an interest in a Restricted Global Note or Permanent Global Note shall, except as otherwise provided by Section 2.11, bear, and be subject to, the legend regarding transfer restrictions set forth in Section 2.11. Thrifty Finance will promptly make available to the Registrar a reasonable supply of Definitive Notes. Thrifty Finance shall bear the costs and expenses of printing or preparing any Definitive Notes.

            (c) Transfer of Definitive Notes. Subject to the terms of Section 2.9(a), the Holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Registrar for such purpose in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to Thrifty Finance and the Registrar by, the Holder thereof and accompanied by a certificate substantially in the form of Exhibit A-1 hereto. In exchange for any Definitive Note properly presented for transfer, Thrifty Finance shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, Thrifty Finance shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the registered Holder at such office.

            (d) Neither Thrifty Finance nor the Trustee shall be liable for any delay in delivery of transfer instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

            Section 2.20. Tax Treatment.

            Thrifty Finance has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of Thrifty Finance and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of Thrifty Finance. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

                                   ARTICLE 3.

                                    SECURITY

            Section 3.1. Grant of Security Interest.

            (a) To secure the Thrifty Finance Obligations and to secure compliance with the provisions of this Indenture and any Supplement, all as provided in this Indenture, Thrifty Finance hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders, and hereby grants to the Trustee, for the benefit of the Noteholders, a security interest in all of Thrifty Finance's right, title and interest in and to all of the following assets, property and interests in property of Thrifty Finance, whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Collateral"):

            (i) the rights of Thrifty Finance under the Lease and any other agreements relating to the Vehicles to which Thrifty Finance is a party other than the Vehicle

      Disposition Programs and any Vehicle insurance agreements (collectively, the "Thrifty Finance Agreements"), including, without limitation, all monies due and to become due to Thrifty Finance from the Lessee under or in connection with the Thrifty Finance Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Thrifty Finance Agreements or otherwise, and all rights, remedies, powers, privileges and claims of Thrifty Finance against any other party under or with respect to the Thrifty Finance Agreements (whether arising pursuant to the terms of such Thrifty Finance Agreements or otherwise available to Thrifty Finance at law or in equity), including the right to enforce any of the Thrifty Finance Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Thrifty Finance Agreements or the obligations of any party thereunder;

            (ii) (a) the Collection Account and all accounts designated in a Series Supplement or otherwise as a sub-account or an administrative subaccount thereof, (b) all funds on deposit therein from time to time,
      (c) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the funds on deposit in the Collection Account (including income thereon);

            (iii) all additional property that may from time to time hereafter (pursuant to the terms of any Supplement or otherwise) be subjected to the grant and pledge hereof by Thrifty Finance or by anyone on its behalf; and

            (iv) all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof), and cash;

provided, however, the Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

            (b) The Trustee, as trustee on behalf of the Noteholders, acknowledges the foregoing grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Noteholders may be adequately and effectively protected. The Collateral shall secure the Notes equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Supplement) or distinction.

            Section 3.2. Certain Rights and Obligations of Thrifty Finance Unaffected.

            (a) Notwithstanding the assignment and security interest so granted to the Trustee, Thrifty Finance shall nevertheless be permitted, subject to the Trustee's right to revoke such permission in the event of an Amortization Event and subject to the provisions of Section 3.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of defaults under any of the Thrifty Finance Agreements or any of the Vehicle Disposition Programs or revocation of powers of attorney to the Lessee) to the Lessee by Thrifty Finance and by the Lessee to the Manufacturers by the specific terms of the Lease and each Vehicle Disposition Program, respectively.

            (b) The grant of a security interest in the Collateral to the Trustee by Thrifty Finance shall not (i) relieve Thrifty Finance from the performance of any term, covenant, condition or agreement on Thrifty Finance's part to be performed or observed under or in connection with any of the Thrifty Finance Agreements or any of the Vehicle Disposition Programs or from any liability to Thrifty or the Manufacturers, as the case may be, or (ii) impose any obligation on the Trustee or any of the Noteholders to perform or observe any such term, covenant, condition or agreement on Thrifty Finance's part to be so performed or observed or impose any liability on the Trustee or any of the Noteholders for any act or omission on the part of Thrifty Finance or from any breach of any representation or warranty on the part of Thrifty Finance. Thrifty Finance hereby agrees to indemnify and hold harmless the Trustee, each Noteholder and each Note Owner (including, in each case, their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby whether arising by virtue of any act or omission on the part of Thrifty Finance or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) incurred by the Trustee, any of the Noteholders and any of the Note Owners in enforcing this Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee, a Noteholder or a Note Owner which constitutes gross negligence or willful misconduct by the Trustee, such Noteholder, such Note Owner or any other Indemnified Person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture, any Supplement or any Assignment Agreement.

            Section 3.3. Performance of Agreement.

            Upon the occurrence of a Limited Liquidation Event of Default or Liquidation Event of Default, promptly following a request from the Trustee or the Master Collateral Agent, as applicable, to do so and at Thrifty Finance's expense, but subject to the rights of the Eligible Franchisees under the Subleases and the other Lessee Agreements, Thrifty Finance agrees to take all such lawful action as permitted under this Indenture as the Trustee may request, pursuant hereto and to the Master Collateral Agency Agreement, to compel or secure the performance and observance by: (i) Thrifty or by any other party to any of the Thrifty Finance Agreements or any other Related Document of its obligations to Thrifty Finance, and (ii) a Manufacturer under a Vehicle Disposition Program of its obligations to the Lessor or the Lessee and the Master Collateral Agent, as assignee, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to Thrifty Finance to the extent and in the manner directed by the Trustee or the Master Collateral Agent, as applicable, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by Thrifty (or such party to any Thrifty Finance Agreement or any other Related Document) or by a Manufacturer under a Vehicle Disposition Program, of their respective obligations thereunder.

            Section 3.4. Further Assurances.

            Thrifty Finance (a) will from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable (including as may be reasonably requested by the Trustee or the Servicer), in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or in any Supplement or to enable the Trustee or the Servicer to exercise and enforce its rights and remedies hereunder or under any Supplement with respect to any Collateral, including, without limitation, the execution of Uniform Commercial Code financing or continuation statements, or amendments or corrections thereto, and (b) hereby authorizes the Trustee to file one or more financing or continuation statements and Certificates of Title, and amendments thereto, relative to all or any part of the Collateral without the signature of Thrifty Finance, where permitted by law. A reproduction of this Indenture or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Thrifty Finance agrees that all Certificates of Title (other than Certificates of Title for the Existing Fleet) shall be duly noted to show the Lien of the Master Collateral Agent (on behalf of the Trustee) under the Master Collateral Agency Agreement and that all Certificates of Title (including those relating to the Existing Fleet) shall be held in safekeeping and otherwise handled as set forth in the Master Collateral Agency Agreement.

            Section 3.5. Release of Collateral. The Lien of the Master Collateral Agent on the Vehicles (on behalf of the Trustee, as Beneficiary under the Master Collateral Agency Agreement) shall automatically be deemed to be released concurrently with any release thereof as provided in Section 7 of the Base Lease, paragraph 8 of the Operating Lease or of Section 2.7 of the Master Collateral Agency Agreement.

            Section 3.6. Stamp, Other Similar Taxes and Filing Fees.

            Thrifty Finance shall indemnify and hold harmless the Trustee, the Master Collateral Agent and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. Thrifty Finance shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

                                   ARTICLE 4.

                    ALLOCATION AND APPLICATION OF COLLECTIONS

            Section 4.1. Collection Account.

            (a) Establishment of Collection Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Noteholders, or cause to be established and maintained, an account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Collection Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account. If the Collection Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Collection Account which complies with such sentence and transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. Initially, the Collection Account will be established with the Trustee.

            (b) Establishment of Retained Distribution Account. The Trustee shall establish and maintain in the name of Thrifty, for the benefit of the Retained Interestholder, or cause to be established and maintained, an account (the "Retained Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Retained Interestholder. Unless otherwise instructed by Thrifty Finance, the Retained Distribution Account shall be maintained (i) with a Qualified Institution, or
(ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Retained Distribution Account. If the Retained Distribution Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Retained Distribution Account which complies with such sentence and transfer into the new Retained Distribution Account all cash and investments from the non-qualifying Retained Distribution Account. Initially, the Retained Distribution Account will be established with the Trustee.

            (c) Establishment of Additional Accounts. To the extent specified in the Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more additional accounts and/or administrative sub-accounts to facilitate the proper allocation of Collections in accordance with the terms of such Supplement.

            (d) Administration of the Collection Account. The Servicer shall instruct the institution maintaining the Collection Account to invest funds on deposit in the Collection Account at all times in Permitted Investments; provided, however, that, other than as otherwise approved in writing by the Rating Agencies, any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, except for any Permitted Investment held in the Collection Account which is in an investment made by the Paying Agent institution, in which event such investment may mature on such Payment Date if such funds shall be available for withdrawal on or prior to such Payment Date; provided, further, that any such investment described in clause (iv) of the definition of "Permitted Investments" need not mature on or prior to such Payment Date but need only permit withdrawals therefrom not less frequently than on each Payment Date. The Trustee shall hold, for the benefit of the Noteholders, possession of any negotiable instruments or securities evidencing the Permitted Investments until their maturity. No Permitted Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of a Permitted Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Permitted Investment or if, prior to the maturity of such Permitted Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Permitted Investment.

            (e) Administration of the Retained Distribution Account. Unless otherwise instructed by the Retained Interestholder at any time and from time to time, the Servicer shall instruct the institution maintaining the Retained Distribution Account to invest funds on deposit in the Retained Distribution Account at all times in Permitted Investments. Unless otherwise instructed by the Retained Interestholder at any time, the Trustee shall hold, for the benefit of the Retained Interestholder, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

            (f) Earnings from Collection Account. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee (which instructions shall be in writing) with respect to (i) the investment of funds on deposit in the Collection Account and (ii) liquidation of such investments. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection

Account shall be deemed to be available and on deposit for distribution.

            (g) Earnings from Retained Distribution. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Retained Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Retained Distribution Account shall be deemed to be available and on deposit for distribution to the Retained Interestholder.

            Section 4.2. Collections and Allocations.

            (a) Collections in General. Until this Indenture is terminated pursuant to Section 10.1, Thrifty Finance shall cause the Lessor, the Servicer and the Master Collateral Agent, as applicable, to cause all Collections arising from Collateral and Master Collateral pledged by Thrifty Finance due and to become due (i) from the Manufacturers pursuant to Vehicle Disposition Programs to be paid directly to the Master Collateral Account at such times as such amounts are due under such Vehicle Disposition Programs, (ii) under the Lease to be paid directly to the Collection Account at such times as such amounts are due under the Lease, and (iii) from any other source to be paid directly into the Collection Account or the Master Collateral Account, in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, at such times as such amounts are due. Collections deposited into the Master Collateral Account shall be transferred to the Collection Account when, as and to the extent provided in the Master Collateral Agency Agreement. All amounts on deposit in the Collection Account shall be allocated and distributed as provided herein. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture (including amounts received from the Master Collateral Agent) shall be immediately deposited in the Collection Account and shall be applied as provided in this Article 4.

            (b) Disqualification of Institution Maintaining Collection Account. In the event the Qualified Institution maintaining the Collection Account ceases to be such, then, upon the occurrence of such event and the establishment of a new Collection Account with a Qualified Institution pursuant to Section 4.1(a) and thereafter, the Servicer and Thrifty Finance shall deposit or cause to be deposited all Collections as set forth in Section 4.2(a) into the new Collection Account, and in no such event shall the Servicer or an Affiliate of the Servicer deposit any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department).

            (c) Right of Servicer to Deduct Fees. Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the applicable Supplement, as long as the Servicer is Thrifty or an Affiliate of Thrifty and the Retained Interest Amount equals or exceeds zero, the Servicer
(i) may make or cause to be made deposits to the Collection Account net of any amounts which are allocable to the Retained Distribution Account and represent amounts due and owing to the Servicer or Thrifty, and (ii) need not deposit or cause to be deposited any amounts to be paid to the Servicer or Thrifty pursuant to this Section 4.2 and such amounts will be deemed paid to Thrifty or the Servicer, as the case may be, pursuant to this Section 4.2.

            (d) Sharing Collections. To the extent that Principal Collections that are allocated to any Series on a Payment Date are not needed to make payments of principal to Noteholders of such Series or required to be deposited in a Distribution Account for such Series on such Payment Date, such Principal Collections may, at the direction of the Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of another Series. Any such reallocation will not result in a reduction of the Aggregate Principal Balance or in the Invested Amount of the Series to which such Principal Collections were initially allocated.

            (e) Unallocated Principal Collections. If, after giving effect to
Section 4.2(d), Principal Collections allocated to any Series on any Payment Date are in excess of the amount required to pay amounts due in respect of such Series on such Payment Date in full, then any such excess Principal Collections shall be allocated to the Retained Distribution Account (to the extent that the Retained Interest Amount equals or exceeds zero).

            Section 4.3. Determination of Monthly Interest.

            Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement.

            Section 4.4. Determination of Monthly Principal.

            Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

            Section 4.5. Paired Series.

            To the extent provided in a Supplement, any Series of Notes may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series may be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series, primarily from the proceeds of the sale of such Paired Series, or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Noteholders of the Series paired therewith. As funds are accumulated in a principal funding account or paid to Noteholders either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released and paid to Thrifty Finance or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by Thrifty Finance and, in either case, the invested amount in Thrifty Finance of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series paired to the Paired Series, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount of such Series paid to the Noteholders thereof. The issuance of a Paired Series may be subject to certain conditions described in the related Supplement.

[THE REMAINDER OF ARTICLE 4 IS RESERVED AND MAY BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                   ARTICLE 5.

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

            Section 5.1. Distributions in General.

            (a) Unless otherwise specified in the applicable Supplement, on the Business Day immediately preceding each Payment Date with respect to each Outstanding Series, (i) the Paying Agent shall deposit (in accordance with the Monthly Certificate delivered by the Servicer to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Collection Account allocable to Noteholders of such Series as interest and, during an Amortization Period, principal, and (ii) to the extent provided for in the applicable Supplement, the Trustee (in accordance with the Monthly Certificate delivered by the Servicer to the Trustee) shall deposit in the Distribution

Account for each such Series the amount of Enhancement for such Series to be drawn in connection with such Payment Date.

            (b) Unless otherwise specified in the applicable Supplement, on each Payment Date, the Paying Agent (in accordance with the Monthly Certificate delivered by the Servicer to the Trustee) shall distribute to the Noteholders of each Series, to the extent amounts are on deposit in the Distribution Account for such Series, an amount sufficient to pay all principal and interest due on such Series on such Payment Date. Such distribution shall be to each Noteholder of record of such Series on the preceding Record Date based on such Noteholder's pro rata share of the aggregate principal amount of the Notes of such Series held by such Noteholder; provided, however, that, the final principal payment due on a Note shall only be paid to the holder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.

            (c) Unless otherwise specified in the applicable Supplement, amounts distributable to a Noteholder pursuant to this Section 5.1 shall be payable by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register, except that with respect to Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Paying Agent from the Distribution Account no later than 2:00 p.m. (New York City time) for credit to the account designated by such Clearing Agency or its nominee, as the case may be.

            (d) Unless otherwise specified in the applicable Supplement (i) all distributions to Noteholders of all classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each class of Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

            (e) All distributions in respect of Notes represented by a Temporary Global Note will be made only with respect to that portion of the Temporary Global Note in respect of which Euroclear or Cedel shall have delivered to the Trustee a certificate or certificates substantially in the form of Exhibit E. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by Thrifty Finance and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. No payments of interest will be made on a Temporary Global Note after the Exchange Date therefor.

            Section 5.2. Distributions to Retained Distribution Account.

            Subject to the terms and conditions of the related Supplement or Supplements, at any time and from time to time upon receipt of a duly executed Company Order, the Trustee will transfer funds from the Collection Account to the Retained Distribution Account; provided, however, that the Trustee will not make any such transfer on any date other than on a Payment Date unless the Trustee receives an Officers' Certificate from the Servicer stating that, on the date such transfer is made and, in the reasonable anticipation of the Servicer, on the next Payment Date, (i) the transfer of such funds from the Collection Account to the Retained Distribution Account will not cause an Asset Amount Deficiency to exist and (ii) the transfer of such funds from the Collection Account to the Retained Distribution Account will not violate any restriction contained in this Indenture or any Supplement.

            Section 5.3. Optional Repurchase of Notes.

            (a) On any Payment Date occurring on or after the date on which the Aggregate Principal Balance of any Series is equal to or less than the Repurchase Amount, if any, set forth in the Supplement related to such Series, or class of such Series, or at such other time otherwise provided for in the Supplement relating to such Series, Thrifty Finance shall have the option to purchase all Outstanding Notes of such Series, or class of such Series (or any portion thereof permitted by the related Supplement), at a purchase price (determined after giving effect to any payment of principal and interest on such Payment Date) equal to (unless otherwise specified in the related Supplement) the then outstanding Aggregate Principal Balance of such Series on such Payment Date, plus accrued and unpaid interest on the Aggregate Principal Balance of the Notes of such Series (calculated at the interest rate set forth in the related Supplement for such Series) through the day immediately prior to the date of such purchase plus, if provided for in the related Supplement, any premium payable at such time.

            (b) Notice of repurchase under this Section 5.3(a) shall be given by the Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten (10) days prior to the applicable Payment Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Payment Date, at such Holder's address or facsimile number appearing in the Note Register. All notices of repurchase shall state:

            (i) the repurchase date;

            (ii) the repurchase price; and

            (iii) the place where such Notes are to be surrendered for payment of the repurchase price (which shall be an office or agency of Thrifty Finance to be maintained as provided in Section 2.6).

Notice of repurchase of the Notes shall be given by the Trustee in the name and at the expense of Thrifty Finance. Failure to give notice of repurchase, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the repurchase of any other Note.

            (c) Not later than 12:00 noon, New York City time, on the Business Day prior to the applicable Payment Date, an amount equal to the purchase price for all Notes of such Series or class (or the permitted portion thereof) on such Payment Date will be deposited into the Distribution Account for such Series in immediately available funds. The funds deposited into such Distribution Account or distributed to the Paying Agent will be passed through in full to the Noteholders on such Payment Date.

            Section 5.4. Monthly Noteholders' Statement.

            (a) On each Payment Date, the Trustee shall forward to each Noteholder of record of all outstanding Series, the Paying Agent (if other than the Trustee), any Note Owner, upon provision of evidence satisfactory to the Trustee as to its ownership interest, and any Enhancement Provider, and the Servicer, upon a single submission by a Note Owner of evidence satisfactory to the Servicer as to such Note Owner's ownership interest, shall forward to such Note Owner on each Payment Date thereafter until otherwise instructed or until such Person ceases to be a Note Owner, a statement substantially in the form of Exhibit D (each, a "Monthly Noteholders' Statement") prepared by the Servicer, delivered to the Trustee and the Rating Agencies and setting forth the following information (which, in the case of clauses (iii), (iv) and (v) below, shall be expressed as a dollar amount per $1,000 of the original principal amount of the Notes of such Series and, in the case of clause (viii) shall be stated on an aggregate basis and on the basis of a dollar amount per $1,000 of the original principal amount of the Notes of such Series):

            (i) the aggregate amount of Interest Collections processed since the prior Payment Date, the aggregate amount of Principal Collections processed during the

      Related Month and the aggregate amount of Collections processed during such periods;

            (ii) the Invested Percentage with respect to Interest Collections and Principal Collections for such Series on the last day of the Related Month;

            (iii) the total amount to be distributed to Noteholders of such Series on the next succeeding Payment Date;

            (iv) the amount of such distribution allocable to principal on the Notes of such Series;

            (v) the amount of such distribution allocable to interest on the Notes of such Series;

            (vi) the amount of any drawing under any Enhancement, if any, for such Series for such Payment Date;

            (vii) the amount of the Monthly Servicing Fee for such Series for such Payment Date;

            (viii) the amount available under the applicable Enhancement, if any, for such Series as of the close of business on such Payment Date after giving effect to any drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on such Payment Date;

            (ix) the ratio of the amount available under the applicable Enhancement, if any, to the Invested Amount for such Series as of the close of business on such Payment Date after giving effect to any drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on such Payment Date;

            (x) the Pool Factor, if any, for such Series as of the end of the Record Date with respect to such Payment Date;

            (xi) whether, to the knowledge of the Servicer, any Liens exist with respect to any of the Collateral which are not permitted under the Related Documents;

            (xii) the Aggregate Asset Amount and the amount of any Asset Amount Deficiency;

            (xiii) the Controlled Distribution Amount and the Carryover Controlled Amortization Amount (as defined for any

      Series or class of Notes in the applicable Supplement) for such Payment Date;

            (xiv) the Net Book Value of Program Vehicles and the Net Book Value of Non-Program Vehicles from each Manufacturer as of the last day of the Related Month;

            (xv) the ratios of the Non-Program Vehicles and the Program Vehicles, respectively, to all Vehicles;

            (xvi) the number of Vehicles of each Manufacturer as of the last date of the Related Month;

            (xvii) the average age of all Program Vehicles and average age of all Non-Program Vehicles as of the last day of the Related Month;

            (xviii) the average total monthly Depreciation Charges per Program Vehicle and per Non-Program Vehicle during the Related Month; and

            (xix) with respect to any Series, the information specified in the related Supplement.

            (b) Annual Noteholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1996, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Servicer containing the information prepared by the Servicer which is required to be contained in the regular monthly report to Noteholders, as set forth in clauses (iii), (iv) and (v) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as the Servicer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an "Annual Noteholders' Tax Statement"). Such obligations of the Servicer to prepare and the Paying Agent to distribute the Annual Noteholders' Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall previously have been prepared by the Servicer and distributed by the Servicer or the Paying Agent.

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES

            Thrifty Finance hereby represents and warrants with respect to any Series as of the related Closing Date and such other dates as are specified in the related Supplement, for the benefit of the Trustee and the Noteholders, as follows:

            Section 6.1. Corporate Existence and Power.

            Thrifty Finance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, except for jurisdictions in which failure to so qualify would not have a Material Adverse Effect on the financial condition or operations of Thrifty Finance or its ability to carry out the transactions contemplated in this Indenture, any Supplement and the other Related Documents, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

            Section 6.2. Corporate and Governmental Authorization.

            The execution, delivery and performance by Thrifty Finance of this Indenture, each related Supplement and the other Related Documents to which it is a party are within Thrifty Finance's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and do not contravene, or constitute a default in any material respect under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Thrifty Finance or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon Thrifty Finance or any of its Assets or result in the creation or imposition of any Lien on any Asset of Thrifty Finance, except for Liens created by this Indenture or the other Related Documents. This Indenture and each of the other Related Documents to which Thrifty Finance is a party have been executed and delivered by a duly authorized officer of Thrifty Finance.

            Section 6.3. Binding Effect.

            This Indenture and each other Related Document is a legal, valid and binding obligation of Thrifty Finance enforceable against Thrifty Finance in accordance with its terms (except as such enforceability may be limited by bankruptcy, moratorium or other laws affecting creditors' rights generally and subject to limitations imposed by equitable principles).

            Section 6.4. Litigation.

            There is no action, suit or proceeding pending against or, to the knowledge of Thrifty Finance, threatened against or affecting Thrifty Finance before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect on Thrifty Finance or which in any manner draws into question the validity or enforceability of this Indenture, any Supplement or any other Related Document or the ability of Thrifty Finance to comply with any of the terms hereof or thereof.

            Section 6.5. Employee Benefit Plans. (a) During the period from Thrifty Finance's incorporation to the Closing Date and so long as any Notes are Outstanding; (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Thrifty Finance or any member of its Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon Thrifty Finance, (c) Thrifty Finance has no material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon Thrifty Finance, and (d) Thrifty Finance has neither established nor maintains any Pension Plan except as explicitly disclosed by the Thrifty Finance in
Schedule 6.5.

            Section 6.6. Tax Filings and Expenses.

            Thrifty Finance has filed all material federal, state and local tax returns and all other material tax returns which, to the knowledge of Thrifty Finance, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by Thrifty Finance, except such taxes, if any, as are not yet delinquent or are being contested in good faith and for which adequate reserves have been established and are being maintained in accordance with GAAP, except where the failure to pay such taxes or maintain such reserves would not have a Material Adverse Effect on Thrifty Finance.

            Section 6.7. Disclosure.

            None of the Private Placement Memorandum, the Placement Memorandum Supplement or any other written material as identified on Schedule 6.7 hereto and furnished to the Trustee or any Noteholder in connection with this Indenture or any other Related Document contains, or contained at the time so furnished, any untrue statement of a material fact or omits, or omitted at the time so furnished, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            Section 6.8. Investment Company Act; Securities Act.

            Thrifty Finance is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940. It is not necessary in connection with the issuance and sale of the Notes under the circumstances contemplated in the Private Placement Memorandum, any Placement Memorandum Supplement thereto and in any note purchase or similar agreement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

            Section 6.9. Regulations G, T, U and X.

            No proceeds of any sale of the Notes will be used to purchase or carry any "margin stock" (as defined in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System or any successor thereto) or to extend credit to others for such purpose. Thrifty Finance is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

            Section 6.10. No Consent.

            No consent, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery and performance of this Indenture or any Supplement or for the performance of any of Thrifty Finance's obligations hereunder or thereunder or under any other Related Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by Thrifty Finance prior to the initial Closing Date or as contemplated in Section 6.14.

            Section 6.11. No Violation of Charter, etc.

            The execution and delivery of this Indenture, compliance with the provisions hereof and of any Supplement and the other Related Documents and the consummation of the transactions contemplated herein and therein will not result in (a) a breach or violation of (i) any law or governmental rule or regulation applicable to Thrifty Finance now in effect, (ii) any provisions of the certificate of incorporation or by-laws of Thrifty Finance, (iii) any judgment, order or decree of any Governmental Authority affecting Thrifty Finance, or (iv) any agreement or instrument to which Thrifty Finance is a party or by which it is bound, (b) the acceleration of any obligations of Thrifty Finance, or (c) the creation of any lien, claim or encumbrance other than in favor of the Trustee and the Master Collateral Agent or as permitted hereunder or under the other Related Documents.

            Section 6.12. Solvency.

            Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, Thrifty Finance is solvent and Thrifty Finance is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law.

            Section 6.13. Stock Ownership; Subsidiary.

            As of each Closing Date, all of the issued and outstanding common stock of Thrifty Finance is owned by Thrifty, all of which common stock has been validly issued, is fully paid and non-assessable and is owned of record by such corporation, free and clear of all Liens. Thrifty Finance has no subsidiaries and owns no capital stock of, or other interest in, any other Person.

            Section 6.14. Security Interests.

            (a) All action necessary (including the filing of UCC-1 financing statements necessary to perfect the Trustee's security interest in the Collateral and the Master Collateral Agent's security interest in the Master Collateral (in each case, now in existence and hereafter acquired)), other than the notation of the Master Collateral Agent's lien on the certificates of title pertaining to the Existing Fleet, has been or will be duly and effectively taken on or prior to the date of the issuance of the first Series of Notes.

            (b) Except as listed on or described in Schedule 6.14b, no security agreement, financing statement, equivalent security or lien instrument or continuation statement listing Thrifty Finance as debtor covering all or any part of the Collateral or the Master Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by Thrifty Finance in favor of the Trustee or the Master

Collateral Agent in connection with this Indenture or the Master Collateral Agency Agreement.

            (c) This Indenture will constitute a valid and continuing Lien on the Collateral in favor of the Trustee, which Lien will be prior to all other Liens (other than Permitted Liens to the extent provided herein and in the Related Documents), and will be enforceable as such as against creditors of and purchasers from Thrifty Finance in accordance with its terms, except as such enforceability may be subject to bankruptcy or insolvency laws, creditors' rights generally and general principles of equity. All action necessary or desirable to perfect such security interest has been duly taken.

            (d) Thrifty Finance's principal place of business and chief executive office shall be at the addresses specified in Schedule 6.14d (as such schedule may be amended from time to time upon 30 days prior written notice to the Trustee and the Master Collateral Agent). Thrifty Finance does not transact, and has not transacted, business under any other name.

            (e) All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable for so long as the Indenture is in effect.

            Section 6.15. Binding Effect of Lease.

            The Lease is in full force and effect and there are no outstanding Lease Events of Default or Manufacturer Events of Default thereunder nor have events occurred which with the giving of notice, the passage of time or both would constitute an Event of Default or a Manufacturer Event of Default.

            Section 6.16. Non-Existence of Other Agreements.

            Except as listed or described in Schedule 6.16, as of the date of the issuance of the first Series of Notes, other than as permitted by Section
7.24 hereof (i) Thrifty Finance is not a party to any contract or agreement of any kind or nature and (ii) Thrifty Finance is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

            Section 6.17. Vehicle Disposition Programs.

            Thrifty Finance is, or on the applicable date of purchase will be, an authorized fleet purchaser under the Vehicle Disposition Programs operated by Chrysler, Ford and Toyota (to


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

the extent it has purchased or is purchasing Vehicles manufactured by such Manufacturers). Each of such Vehicle Disposition Programs, and any other Vehicle Disposition Program under which Thrifty Finance owns Vehicles, is in full force and effect (to the extent Thrifty Finance is purchasing Vehicles manufactured by such Manufacturers) and has not been previously assigned, transferred or pledged by Thrifty Finance (except to the Master Collateral Agent).

            Section 6.18. Governmental Authorization.

            Thrifty Finance has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect on it.

            Section 6.19. Compliance with Laws.

            Thrifty Finance: (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation would have a Material Adverse Effect on it, and to the best of its knowledge, no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on it, and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on it.

                                   ARTICLE 7.

                                    COVENANTS

            Thrifty Finance hereby covenants, for the benefit of the Trustee and the Noteholders, as follows:

            Section 7.1. Payment of Notes.

            Thrifty Finance shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Indenture and any applicable Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

            Section 7.2. Maintenance of Office or Agency.

            Thrifty Finance will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon Thrifty Finance in respect of the Notes and this Indenture may be served, and where, at any time when Thrifty Finance is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. Thrifty Finance will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Thrifty Finance shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            Thrifty Finance may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Thrifty Finance will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            Thrifty Finance hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Thrifty Finance in accordance with this
Section 7.2.

            Section 7.3. Information.

            Thrifty Finance will deliver or cause to be delivered to the Trustee and the Rating Agencies:

            (a) as soon as available and in any event within one hundred ten
      (110) days after the end of each fiscal year of Thrifty, a copy of the audited consolidated balance sheet of Thrifty and its Subsidiaries as at the end of such fiscal year, together with the related audited statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP, and certified by a firm of nationally-recognized independent public accountants as presenting fairly the financial condition and results of operations of Thrifty, with such exceptions as may be noted in such accountants' report;

            (b) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter (except the fourth fiscal quarter) of Thrifty, copies of the unaudited consolidated balance sheet of Thrifty and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (as to the statements of earnings, for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of Thrifty as presenting fairly the financial condition and results of operations of Thrifty (subject to normal year-end adjustments);

            (c) from time to time such additional information regarding the financial position, results of operations, business or prospects of Thrifty and its Subsidiaries as the Trustee, at the direction of the Required Noteholders of any Series of Notes, may reasonably request;

            (d) on or prior to September 1 of each year (or as soon as practicable thereafter), a certificate of the president or chief financial officer of Thrifty certifying that Thrifty has apprised the Rating Agencies of all material changes in the Programs occurring since the date of this Base Indenture; and

            (e) promptly upon receipt of notice of the introduction or prospective introduction of any material prospective change in any Vehicle Disposition Program or the introduction of any material new Vehicle Disposition Program by an existing Manufacturer, notice of the same.

            Section 7.4. Payment of Obligations.

            Thrifty Finance will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same, except where the failure to make such payments or maintain such reserves would not have a Material Adverse Effect on Thrifty Finance.

            Section 7.5. Maintenance of Property.

            Thrifty Finance will keep, or will cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section
7.5 shall require Thrifty Finance to maintain, or to make any renewals, replacements, additions, betterments or improvements of or to, any tangible property, if such property, in the reasonable opinion of Thrifty Finance, is obsolete or surplus or unfit for use or cannot be used advantageously in the conduct of the business of Thrifty Finance.

            Section 7.6. Maintenance of Existence; Foreign Qualification.

            Thrifty Finance will do and cause to be done at all times all things necessary (i) except as otherwise permitted by Section 7.17, to maintain and preserve its existence and remain in good standing under the laws of the jurisdiction of its incorporation; (ii) to be duly qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on it; and (iii) to comply with all Obligations binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on it.

            Section 7.7. Compliance with Laws.

            Thrifty Finance will comply in all material respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not have a Material Adverse Effect on Thrifty Finance; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Property of Thrifty Finance.

            Section 7.8. Inspection of Property, Books and Records.

            Thrifty Finance will keep proper books of record and account that are complete and accurate in all material respects in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit the Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

            Section 7.9. Compliance with Related Documents.

            Thrifty Finance will perform and comply with each and every representation, warranty, obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party and will not take any action which would permit the Lessee, Thrifty or the Servicer to have the right to refuse to perform any of its obligations under this Indenture or any Related Document. Thrifty Finance will not amend the Lease, except in accordance with Article 11 hereof.

            Section 7.10. Notice of Defaults.

            (a) Promptly upon becoming aware of any Potential Amortization Event or Amortization Event, Thrifty Finance shall give the Trustee and the Rating Agencies written notice thereof, together with a certificate of an authorized officer of Thrifty Finance setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Thrifty Finance, and

            (b) Promptly upon becoming aware of any default under any Related Document or under any Vehicle Disposition Program, Thrifty Finance shall give the Trustee, each Enhancement Provider and the Rating Agencies written notice thereof.

            Section 7.11. Notice of Material Proceedings.

            Promptly upon becoming aware thereof, Thrifty Finance shall give the Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting Thrifty Finance which, if adversely determined, would result in a material adverse effect on the business, condition (financial or otherwise), results of operations, properties, performance or prospects of Thrifty Finance or the ability of Thrifty Finance to perform its obligations under this Indenture or under any other Related Document to which it is a party.

            Section 7.12. Further Requests.

            Thrifty Finance will promptly furnish to the Trustee, each Enhancement Provider and the Rating Agencies such other information as, and in such form as, the Trustee or such Enhancement Provider or the Rating Agencies may reasonably request.

            Section 7.13. Further Assurances.

            (a) Thrifty Finance shall do such further acts and things, and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments (other than noting the Lien of the Master Collateral Agent on the Certificates of Title of the Existing Fleet), as is required or as the Trustee or the Required Noteholders reasonably determines to be necessary to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder and thereunder including, without limitation, the filing of any Certificates of Title (or amendments thereto) with respect to the Acquired Vehicles, and the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Master Collateral Agency Agreement. Thrifty Finance also hereby authorizes the Trustee, as its attorney-in-fact and agent, to file any such Certificate of Title (or amendment thereto) with respect to the Acquired Vehicles, and any such financing statement or continuation statement without the signature of Thrifty Finance to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly. Without limiting the generality of the foregoing provisions of this Section 7.13(a), Thrifty Finance shall take all actions that are required to maintain the security interest of the Trustee in the Collateral and of the Master Collateral Agent in the Master Collateral as a perfected security interest subject to no prior Liens (other than Permitted Liens to the extent provided herein and in the Related Documents), including, without limitation, (i) filing all Uniform Commercial Code financing statements, continuation statements and amendments thereto necessary to achieve the foregoing and (ii) causing Servicer, as agent for the Master Collateral Agent, to maintain possession of the Certificates of Title for the benefit of the Trustee pursuant to Section 3.4 hereof.

            (b) Thrifty Finance will warrant and defend the Trustee's right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Noteholders and the Trustee, against the claims and demands of all Persons whomsoever.

            (c) Nothing herein shall relieve Thrifty Finance of its responsibility and liability with respect to its duties set forth in paragraphs
(a) and (b) of this Section 7.13 for as long as the Indenture shall be in effect and any Thrifty Finance Obligations shall remain unpaid.

            Section 7.14. Vehicle Disposition Programs; Eligible Manufacturers.

            (a) With respect to any Vehicle Disposition Program for any model year after the 1996 model year pursuant to which Thrifty Finance proposes to acquire Vehicles, prior to Thrifty Finance's acquisition of any Vehicle from any Manufacturer under such Vehicle Disposition Program, Thrifty Finance will (i) if any Series of Notes is then being rated by Standard & Poor's and/or Fitch, deliver a written confirmation from Standard & Poor's and/or Fitch that the acquisition of Vehicles pursuant to such Vehicle Disposition Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's and/or Fitch in respect of such Series of Notes, (ii) if there is a change to a Vehicle Disposition Program that is material to the interests of the Trustee and the Master Collateral Agent during a model year, obtain written confirmation from Standard & Poor's and/or Fitch that the acquisition of Vehicles pursuant to such Vehicle Disposition Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's and/or Fitch in respect of any Series of Notes, and (iii) obtain the consent of the Required Beneficiaries if such Vehicle Disposition Program is operated by a Manufacturer other than Chrysler, Ford and Toyota. A copy of the rating confirmations set forth in clauses (i) and
(ii) in the preceding sentence will promptly be delivered to the Noteholders of any outstanding Series of Notes. In no event shall Thrifty Finance agree, to the extent any consent of Thrifty Finance is solicited or required by the Manufacturer or any assignee of any such Vehicle Disposition Program, to any change in such Vehicle Disposition Program that would have a Material Adverse Effect on Thrifty Finance or would adversely affect the rights of the Noteholders with respect to any Vehicle previously purchased or financed under such Vehicle Disposition Program.

            (b) Thrifty Finance will (i) provide the Trustee with at least thirty (30) days' prior written notice of its intention to purchase Program or Non-Program Vehicles from any new Manufacturer, (ii) provide the Trustee with a copy of the Vehicle Disposition Program, if any, of such Manufacturer at the time of such notice and (iii) certify to the Trustee and the Noteholders that such new Manufacturer is an Eligible Manufacturer and that, as applicable, such Vehicle Disposition Program is an Eligible Vehicle Disposition Program at such time.

            (c) Thrifty Finance will (i) provide the Trustee with at least thirty (30) days' prior written notice of its intention to purchase Non-Program Vehicles from any new Manufacturer, and (ii) if any Series of Notes is then being rated by Standard & Poor's and/or Fitch, provide the Trustee with a written confirmation from Standard & Poor's and/or Fitch, as applicable, that the inclusion of such Manufacturer's Vehicles under the Lease will not adversely affect the then current rating of any Series of Notes.

            Section 7.15. Liens.

            Thrifty Finance will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral and the Master Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Noteholders, (ii) Liens in favor of the Master Collateral Agent for the benefit of the Trustee, and (iii) Liens created by or permitted under the Related Documents (including Permitted Liens).

            Section 7.16. Other Indebtedness.

            Thrifty Finance will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder, including Indebtedness representing the Retained Interest Amount; provided, however, that such Indebtedness is subject to the restrictions provided for in Thrifty Finance's certificate of incorporation,
(ii) Indebtedness permitted under any other Related Document and (iii) Indebtedness permitted under Thrifty Finance's certificate of incorporation.

            Section 7.17. Mergers; Consolidations.

            Thrifty Finance will not be a party to any merger or consolidation, other than: (i) a merger or consolidation of any Subsidiary of Thrifty Finance into or with Thrifty Finance (provided that Thrifty Finance is the surviving corporation), and (ii) a merger or consolidation of Thrifty Finance into or with another Person if:

            (A) the Person formed by such consolidation or into or with which Thrifty Finance is merged shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if Thrifty Finance is not the surviving entity, shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of Thrifty Finance hereunder and under all other Related Documents; and

            (B) Thrifty Finance has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental agreement comply with this
      Section 7.17 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Section 7.18. Sales of Assets.

            Thrifty Finance will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents and provided that the proceeds received by Thrifty Finance are paid directly to the Collection Account or the Master Collateral Account.

            Section 7.19. Acquisition of Assets.

            Thrifty Finance will not acquire, by long-term or operating lease or otherwise, any Assets except pursuant to the terms of the Related Documents.

            Section 7.20. Dividends, Officers' Compensation, etc.

            Thrifty Finance will not (i) declare or pay any dividends on any shares of any of its capital stock or make any other distribution on, or any purchase, redemption or other acquisition of, any of its capital stock except out of funds in the Retained Distribution Account or in any general account of Thrifty Finance or by cancellation of indebtedness owing by Thrifty to Thrifty Finance (including indebtedness evidenced by the Demand Note), or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings computed in accordance with GAAP and, in any case, only from funds in the Retained Distribution Account, in any general account of Thrifty Finance or except as expressly provided herein or in another Related Document.

            Section 7.21. Name; Principal Office.

            Thrifty Finance will neither (a) change the location of its principal office without sixty (60) days' prior notice to the Trustee and the Master Collateral Agent nor (b) change its name without prior notice to the Trustee and the Master Collateral Agent sufficient to allow the Trustee and the Master Collateral Agent to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to perfect the interest of the Trustee in the Collateral (other than in the Existing Fleet) pursuant to this Indenture and the interest of the Master Collateral Agent in the Master Collateral (other than in the Existing Fleet) pursuant to the Master Collateral Agency Agreement. In the event that Thrifty Finance desires to so change its office or change its name, Thrifty Finance will make any required filings and prior to actually changing its office or its name Thrifty Finance will deliver to the Trustee and the Master Collateral Agent (i) an Officers' Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Collateral and the perfected interest of the Master Collateral Agent in the Master Collateral in respect of the new office or new name of Thrifty Finance and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

            Section 7.22. Organizational Documents.

            Thrifty Finance will not amend any of its organizational documents, including its certificate of incorporation, without the written consent of the Rating Agencies and the Trustee, which consent shall not be sought unless and until Thrifty Finance shall first have obtained either (i) an Opinion of Counsel that such amendment would not cause Thrifty Finance to be subject to an increased risk of being substantively consolidated with Thrifty in the event of an insolvency proceeding involving Thrifty or (ii) an Opinion of Counsel reaffirming (after such amendment) the opinion regarding substantive consolidation furnished by Mayer, Brown & Platt in connection with the issuance of the first Series of Notes.

            Section 7.23. Investments.

            Thrifty Finance will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than with respect to Permitted Investments and, in addition, without limiting the generality of the foregoing, Thrifty Finance will not cause the Trustee to make any Permitted Investments on Thrifty Finance's behalf that would have the effect of causing Thrifty Finance to be an "investment company" within the meaning of the Investment Company Act.

            Section 7.24. No Other Agreements.

            Thrifty Finance will not (a) enter into or be a party to any agreement, instrument other than any Related Document or any documents related to any Enhancement or documents and agreements incidental thereto or entered into as contemplated in Section 7.26, (b) except as provided for in Sections
11.1 or 11.2, amend, modify or waive any provision of any Related Document to which it is a party, or (c) give any approval or consent or permission provided for in any Related Document, except as permitted in Section 3.2(a).

            Section 7.25. Other Business.

            Thrifty Finance will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, refinancing, leasing and disposition of Vehicles pursuant to the Lease and pursuant to the other Related Documents, the related exercise of its rights as lessor thereunder, the making of loans to Thrifty pursuant to the Demand Note, the incurrence and payment of ordinary operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing (including transaction or activities contemplated in Section 7.26.

            Section 7.26. Maintenance of Separate Existence.

            To maintain its corporate existence separate and apart from that of Thrifty and any other Affiliates of Thrifty, Thrifty Finance will:

            (a) practice and adhere to corporate formalities, such as maintaining appropriate corporate books and records;

            (b) maintain at least two corporate directors who are not officers, directors or employees of any of its Affiliates;

            (c) own or lease (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

            (d) refrain from (i) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (ii) having its obligations guaranteed by its Affiliates (other than the limited guarantee provided by Chrysler with respect to the security interest of the Master Collateral Agent in the Existing Fleet), (iii) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates, and (iv) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate, except to the extent that any amounts paid as premiums on said insurance policy are directly attributable to Thrifty Finance;

            (e) maintain its deposit and other bank accounts and all of its assets (other than any such assets constituting Master Collateral) separate from those of any other Person other than the Trustee, the Paying Agent and the Master Collateral Agent;

            (f) maintain its financial records and books of account separate and apart from those of any other Person;

            (g) compensate all its employees, officers, consultants and agents for services provided to it by such Persons, or reimburse any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds;

            (h) maintain office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a separate telephone number;

            (i) account for and manage all of its liabilities separately from those of any of its Affiliates, including, without limitation, payment directly by Thrifty Finance of all payroll, accounting and other administrative expenses and taxes;

            (j) allocate, on an arm's-length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software;

            (k) refrain from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Thrifty Finance or Thrifty, or any Affiliate of Thrifty Finance or Thrifty to substantively consolidate Thrifty Finance with Thrifty or any Affiliate of Thrifty Finance or Thrifty; and

            (l) conduct all of its business (whether written or oral) solely in its own name.

Thrifty Finance acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt dated the date of issuance of the first Series of Notes and addressing the issue of substantive consolidation as it may relate to Thrifty Finance and the Lessee and its Affiliates. Thrifty Finance hereby agrees to maintain in place all policies and procedures and take and continue to take all action described in the factual assumptions set forth in such opinion letter and relating to Thrifty Finance; provided, however, that Thrifty Finance may cease to maintain any policy or procedure if and to the extent that Thrifty Finance delivers to the Trustee an Opinion of Counsel providing that such policy or procedure is no longer necessary, due to a change in law or otherwise, for the rendering of such earlier opinion relating to the issue of substantive consolidation.

            Section 7.27. Rule 144A Information Requirement.

            For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Thrifty Finance covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder of Notes in connection with any sale thereof and any prospective purchaser of Notes from such Holder in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

            Section 7.28. Acquisition of Vehicles by Thrifty Finance.

            Thrifty Finance shall acquire Vehicles only by purchase directly from a Manufacturer or through an authorized dealer of a Manufacturer. Thrifty Finance shall use its best efforts commencing prior to or immediately upon closing, to become an authorized fleet purchaser with Chrysler under Chrysler's Vehicle Disposition Program.

                                   ARTICLE 8.

                        AMORTIZATION EVENTS AND REMEDIES

            Section 8.1. Amortization Events.

            If any one of the following events shall occur during the Revolving Period, the Accumulation Period (if any) or the Controlled Amortization Period with respect to any Series of Notes:

            (a) Thrifty Finance defaults in the payment of any interest on any Note of a Series (or in any other payment on any Note of a Series (other than as specified in clause (b) below)) when the same becomes due and payable and such default continues for a period of five (5) Business Days after the date that notice of the default is given to Thrifty Finance by the Trustee or given to Thrifty Finance and the Trustee by the Required Noteholders;

            (b) Thrifty Finance defaults in the payment of any principal or premium on any Note of a Series when the same becomes due and payable and such default continues for a period of five (5) Business Days;

            (c) Thrifty Finance fails to comply with any of its other agreements or covenants in, or provisions of, the Notes of a Series or this Indenture and the failure to so comply materially and adversely affects the interests of the Noteholders of any Series and continues to materially and adversely affect the interests of the Noteholders of such Series for a period of sixty (60) days after the earlier of (i) the date on which a Responsible Officer of Thrifty Finance obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Thrifty Finance by the Trustee or to Thrifty Finance and the Trustee by the Required Noteholders of such Series; provided, however, that if such failure cannot reasonably be cured within such sixty (60) day period, no Amortization Event shall result therefrom so long as, within such sixty
      (60) day period, Thrifty Finance (x) commences to cure same, (y) delivers written notice to the Trustee notifying the Trustee of such failure and setting forth the steps Thrifty Finance intends to take in order to cure such failure, and (z) thereafter diligently prosecutes such cure to completion and completely cures such failure on or before the ninety (90) days after the earlier of the dates set forth in clause (i) and clause
      (ii) above;

            (d) any Event of Bankruptcy occurs with respect to Thrifty Finance or Thrifty;

            (e) any Lease Event of Default occurs;

            (f) Thrifty Finance becomes an "investment company" or becomes under the "control" of an "investment company" under the Investment Company Act of 1940, as amended;

            (g) subject to the provisions of Section 8.2(f) hereof, any Asset Amount Deficiency exists and continues for a period of five (5) Business Days;

            (h) the Lease is terminated for any reason;

            (i) any representation made by Thrifty Finance or Thrifty in this Indenture or any Related Document is false in any material respect, which false representation materially adversely affects the interests of the Noteholders of any Series of Notes in any material respect, and such false representation is not cured for a period of sixty (60) days after the earlier of (i) the date on which a Responsible Officer of Thrifty or Thrifty Finance obtains, as applicable, knowledge thereof or (ii) the date that written notice thereof is given, as applicable, to Thrifty or Thrifty Finance by the Trustee or to Thrifty Finance and the Trustee by the Required Noteholders of such Series; provided, however, that if such failure cannot reasonably be cured within such sixty (60) day period, no Amortization Event shall result therefrom so long as, within such sixty (60) day period, such party (x) commences to cure same, (y) delivers written notice to the Trustee notifying the Trustee of such failure and setting forth the steps such party intends to take in order to cure such failure, and (z) thereafter diligently prosecutes such cure to completion and completely cures such failure on or before ninety (90) days after the earlier of the dates set forth in clause (i) and clause (ii) above; or

            (j) any other event shall occur which may be specified in any Supplement as an "Amortization Event";

then (i) in the case of any event described in clause (a), (b), (c), (e) (with respect solely to the occurrence of any event described in Sections 17.1.1(ii),
17.1.3 and 17.1.4 of the Lease), (i) or, to the extent so specified in the applicable Supplement, (j) above, either the Trustee (upon a Trust Officer of the Trustee obtaining actual knowledge of such an event), by written notice to Thrifty Finance, or the Required Noteholders of the applicable Series of Notes, by written notice to Thrifty Finance and the Trustee, may declare that an amortization event ("Amortization Event") has occurred with respect to such Series as of the date of the notice, or (ii) in the case of any event described in clauses (d), (e) (with respect solely to the occurrence of Lease Events of Defaults other than those specified in clause (i) above), (f), (g), (h), and to the extent so specified in the applicable Supplement, (j) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders.

            Section 8.2. Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

            (a) General. If and whenever an Amortization Event or certain events of default under any Enhancement Agreement (as specified in the applicable Supplement) shall have occurred and be continuing, the Trustee may and, at the direction of the Required Beneficiaries shall, exercise (or direct the Master Collateral Agent to exercise) from time to time any rights and remedies available to it under applicable law or any Related Document (including the Master Collateral Agency Agreement); provided, however, that if such Amortization Event is based solely on an event described in clauses (a), (b),
(c), (i) or (j) of Section 8.1, then the Trustee's rights and remedies pursuant to the provisions of this Section 8.2 shall, to the extent not detrimental to the rights of the Holders of the applicable Series of Notes, be limited to rights and remedies pertaining only to such Series of Notes. Any amounts obtained by the Trustee (or the Master Collateral Agent at the direction of the Trustee) on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional Collateral for the repayment of the Thrifty Finance Obligations and shall be applied as provided in Article 4 hereof.

            (b) Lease and Sublease. If a Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Required Beneficiaries, shall direct Thrifty Finance and/or the Master Collateral Agent to exercise (and Thrifty Finance agrees to exercise) all its rights, remedies, powers, privileges and claims against the Lessee and the Eligible Franchisees under or in connection with the Lease and the Subleases, respectively, and any party to any of the Related Documents, including the right or power to take any action to compel performance or observance by the Lessee and the Eligible Franchisees of their obligations to Thrifty Finance or of any related party with respect to the Lease Collateral, the right to take possession of any of the Vehicles, subject to the rights of the Eligible Franchisees under the related Subleases, and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Lease, and any right of Thrifty Finance to take such action independent of such direction shall be suspended.

            (c) Collateral and Master Collateral. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may, and at the direction of the Required Beneficiaries (in the case of a Liquidation Event of Default) or at the direction of the Required Noteholders (in the case of a Limited Liquidation Event of Default) shall, direct Thrifty Finance and/or the Master Collateral Agent to exercise (and Thrifty Finance agrees to exercise) all its rights, remedies, powers, privileges and claims with respect to the Collateral and Master Collateral. Upon the occurrence and continuation of a Liquidation Event of Default, the Trustee shall immediately instruct Thrifty Finance and/or the Master Collateral Agent to deliver all Program Vehicles to the related Manufacturers or the designated Auction for repurchase or sale (after the minimum holding period specified in the Manufacturer's Vehicle Disposition Program) and to the extent any Manufacturer or Auction fails to accept any such Vehicles under the terms of the applicable Vehicle Disposition Program, to sell or dispose (or cause to be sold or disposed) such Vehicles along with all Non-Program Vehicles in accordance with the Lease. Upon the occurrence and continuance of a Limited Liquidation Event of Default, the Trustee shall exercise the remedies described above only as and to the extent necessary to pay all interest and principal on the related Series of Notes. Thrifty Finance agrees to comply with all such instructions.

            (d) Failure of Thrifty Finance or the Master Collateral Agent to Take Action. If Thrifty Finance or the Master Collateral Agent shall have failed, within fifteen (15) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (b) or (c) above, the Trustee may, and at the direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Required Beneficiaries (with respect to any Amortization Event or any Liquidation Event of Default) shall, subject (as applicable) to the terms of the Master Collateral Agency Agreement, take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct Thrifty Finance and/or the Master Collateral Agent to take such action) on behalf of Thrifty Finance and the Noteholders.

            (e) Right to Appointment of Receiver. In the event that the Trustee determines to take action pursuant to the provisions of clause (d) above, the Trustee may, without notice to Thrifty Finance, the Servicer or the Lessee, subject to the rights of Franchisees under the Subleases, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of the Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver, and neither Thrifty Finance, the Servicer or the Lessee shall object to such appointment.

            (f) Right of Thrifty Finance to Cure Asset Amount Deficiency. Notwithstanding anything to the contrary contained in this Section 8, if (i) a Rapid Amortization Period commences with respect to any Series of Notes as a result of an Amortization Event described in Section 8.1(g), (ii) during such Rapid Amortization Period (but prior to the Series Termination Date with respect to such Series of Notes and prior to the commencement by the Trustee of its remedies under this Section 8) the Asset Amount Deficiency is cured, (iii) no other Amortization Event then exists and is continuing, and (iv) Thrifty Finance delivers to the Trustee an Officers' Certificate stating that such Asset Amount Deficiency has been cured and requesting that such Rapid Amortization Period terminate, then such Rapid Amortization Period shall automatically terminate as of the date the foregoing conditions are satisfied and the applicable Revolving Period, Accumulation Period or Controlled Amortization Period that would have been in effect if such Rapid Amortization Period had not commenced shall commence or recommence; provided, however, (x) no Revolving Period, Accumulation Period or Controlled Amortization Period shall be extended as a result of such Rapid Amortization Period interrupting the applicable Revolving Period, Accumulation Period or Controlled Amortization Period, (y) no Controlled Amortization Amount shall change as a result of such Rapid Amortization Period changing the timing or amounts of payments made during any applicable Controlled Amortization Period and Thrifty Finance shall be obligated to pay the full amount of all Controlled Distribution Amounts notwithstanding that such payments may cause the Controlled Amortization Period to terminate sooner than otherwise expected, and (z) if at the time of the termination of such Rapid Amortization Period pursuant to the provisions of this Section 8.2 such Series of Notes would otherwise be in a Rapid Amortization Period, then such Rapid Amortization Period will not terminate but shall continue uninterrupted.

            Section 8.3. Special Provisions Concerning Sale of Vehicles.

            (a) If and to the extent that an Asset Amount Deficiency occurs after a Manufacturer Event of Default, the Trustee shall have the right to (and shall, upon the direction of the Required Beneficiaries) direct the Master Collateral Agent to take such reasonable actions at reasonable expense necessary to sell, or cause Thrifty Finance, Thrifty or the Servicer to sell, any or all of the Vehicles owned by Thrifty Finance or Thrifty and purchased from such Manufacturer at a public or private sale in the amount required to cure such Asset Amount Deficiency; provided, however, that the Lessee shall have a right of first refusal in connection with any such sale. If the Master Collateral Agent shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, the Trustee may, subject to the terms of the Master Collateral Agency Agreement, take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct the Master Collateral Agent to take such action) on behalf of Thrifty Finance and the Noteholders. The Trustee may, subject to the rights of Franchisees under the Subleases, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver or receivers (to which the Trustee shall be entitled as a matter of right) to take possession of the Vehicles pending the sale thereof pursuant either to the powers of sale granted by this Indenture and the Master Collateral Agency Agreement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture and the Master Collateral Agency Agreement.

            (b) Upon any sale of any of the Collateral or Master Collateral directly by the Trustee or the Master Collateral Agent at the direction of the Trustee, whether made under the power of sale given under Section 8.2(c) or this
Section 8.3 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture:

            (i) the Trustee, any Noteholder and/or any Enhancement Provider may bid for and purchase the property being sold for reasonable consideration, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

            (ii) the Trustee or the Master Collateral Agent at the direction of the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

            (iii) the Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of Thrifty Finance, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and for such other purposes as are necessary or desirable to effectuate the provisions (including, without limitation, this Section 8.3) of this Indenture, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, Thrifty Finance hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee or by any purchaser, Thrifty Finance shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser all property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

            (iv) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of Thrifty Finance of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against Thrifty Finance, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under Thrifty Finance, its successors or assigns;

            (v) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and

            (vi) to the extent that it may lawfully do so, Thrifty Finance agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture or any of the Related Documents.

            (c) In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral and the Master Collateral, respectively, the Trustee and the Master Collateral Agent shall (subject to the foregoing provisions in respect of the Vehicles) have all of the rights and remedies of secured parties under the UCC as enacted in any applicable jurisdiction.

            Section 8.4. Other Remedies.

            If an Amortization Event occurs and is continuing, and a Trust Officer of the Trustee has actual knowledge thereof, the Trustee (or the Master Collateral Agent at the direction of the Trustee) may pursue any available remedy to collect the payment of principal or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects only one Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Supplement. If an Amortization Event has occurred in accordance with Section 8.1, the Trustee shall instruct Thrifty Finance to cease issuing Notes, and the right of Thrifty Finance to issue Notes shall automatically terminate. In addition, the Trustee may, or shall at the direction of the Required Beneficiaries (or the Required Noteholders, in the case of an Amortization Event that affects only one Series of Notes), direct Thrifty Finance or the Master Collateral Agent to exercise any rights or remedies under any Related Document or under applicable law or otherwise.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee.

            Section 8.5. Waiver of Past Events.

            Subject to Section 11.2 hereof, the Noteholders of any Series owning an aggregate principal amount of Notes in excess of 66-2/3% of the aggregate principal amount of the Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event related to clauses (a), (b) and (g) of Section 8.1 which relate to such Series and its consequences except a continuing Potential Amortization Event or Amortization Event in the payment of the principal of or interest on any Note. The holders of any Series owning an aggregate principal amount in excess of 50% of the aggregate principal amount of Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event related to clauses (c), (i) and, unless otherwise provided in the related Series Supplement, (j) of Section 8.1 which relate to such Series and its consequences. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event related to clauses (d), (e), (f) and (h) of Section 8.1 shall not be subject to waiver.

            Section 8.6. Control by Required Beneficiaries and Required Noteholders.

            The Required Beneficiaries and, with respect to any Series of Notes, the Required Noteholders of such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to Section 9.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

            Section 8.7. Limitation on Suits.

            Any other provision of this Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) The Noteholder gives to the Trustee written notice of a continuing Amortization Event;

            (b) The Noteholders of at least 25% in principal amount of all then Outstanding Series of Notes make a written request to the Trustee to pursue the remedy;

            (c) Such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity (which indemnity may be unsecured as to any Noteholder or Noteholders that purchase Notes from the Initial Purchasers on the Closing Date of the initial Series of Notes) satisfactory to the Trustee against any loss, liability or expense;

            (d) The Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) During such 60-day period the Required Beneficiaries do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

            Section 8.8. Unconditional Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

            Section 8.9. Collection Suit by the Trustee.

            If any Amortization Event specified in clauses (a) or (b) of Section
8.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Thrifty Finance for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, an interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 8.10. The Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to Thrifty Finance (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

            Section 8.11. Priorities.

            If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article 4 of this Indenture.

            Section 8.12. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 8.7, or a suit by Noteholders of more than 10% in principal amount of all then outstanding Notes.

            Section 8.13. Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 8.14. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

                                   ARTICLE 9.

                                   THE TRUSTEE

            Section 9.1. Duties of the Trustee.

            (a) If an Amortization Event has occurred and is continuing and a Trust Officer of the Trustee has received written notice thereof or has actual knowledge and, in the case of an Amortization Event described in Section 8.1(ii), written confirmation thereof (which confirmation the Trustee shall use its best efforts to obtain as soon as practicable upon written request by any Noteholder), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received notice or obtained actual knowledge; provided, further, however, that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee's negligence or willful misconduct.

            (b) Except during the occurrence and continuance of an Amortization Event of which the Trustee has actual knowledge:

            (i) The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

            (i) This clause does not limit the effect of clause (b) of this
      Section 9.1.

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.6.

            (iv) The Trustee shall not be charged with knowledge of any default by the Servicer in the performance of its obligations under this Indenture, the Lease or the Master Collateral Agency Agreement unless a Trust Officer has actual knowledge thereof.

            (d) Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground

(as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be required to perform the obligations of, to monitor or to be responsible for the manner of performance of the Servicer under this Indenture unless the Trustee shall be successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with terms of this Indenture or any Related Document, in which case it shall not incur any liability for acts or omissions of the prior Servicer.

            (e) In the event that the Paying Agent or Registrar is other than the Trustee, and the Paying Agent or Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and in each case, subject to the Trustee's prior receipt of all information, documents and funds, if any, necessary to perform such function, undertake such obligation, duty or agreement in the manner so required.

            (f) Subject to Section 9.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to Thrifty Finance interest agreed upon by Thrifty Finance and the Trustee from time to time as may be permitted by law.

            Section 9.2. Rights of the Trustee.

            Except as otherwise provided by Section 9.1:

            (a) The Trustee may rely and shall be protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper person.

            (b) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any agent, custodian or nominee appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

            (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Supplement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Amortization Event (which has not been cured and of which a Trust Officer of the Trustee has received written notice or has actual knowledge and, in the case of an Amortization Event described in Section 8.1(ii), written confirmation (which confirmation the Trustee shall use its best efforts to obtain as soon as practicable upon written request by any Noteholder)), to exercise such of the rights and powers vested in it by this Indenture or any Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts.

            (g) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee's own willful misconduct, negligence or bad faith.

            Section 9.3. Individual Rights of the Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Thrifty Finance or an Affiliate of Thrifty Finance with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to Section 9.8.

            Section 9.4. Notice of Amortization Events and Potential Amortization Events.

            If an Amortization Event or a Potential Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice thereof, the Trustee shall promptly provide the Noteholders with notice of such Amortization Event or the Potential Amortization Event, if such Notes are represented by a global Note, by telephone and facsimile, and, if such Notes are represented by Definitive Notes, by first class mail.

            Section 9.5. Compensation.

            (a) The Servicer shall promptly pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as set forth in the letter agreement dated December 21, 1995 between the Servicer and the Trustee, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Servicer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include
(i) the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and (ii) the reasonable expenses of the Trustee's agents in administering the Collateral.

            (b) The indemnification provisions in favor of the Trustee and its officers, directors, agents and employees provided for in the Lease are hereby incorporated by reference with the same force and effect as if set forth herein in full. The Servicer shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense to the extent incurred by the Trustee solely through the Trustee's own willful misconduct, gross negligence or bad faith.

            (c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

            (d) This Section 9.5 shall survive the termination of this Agreement, the Lease and the Master Collateral Agency Agreement, the maturity of the Notes, and the resignation or removal of Bankers Trust Company, as Trustee, and/or as Master Collateral Agent.

            Section 9.6. Replacement of the Trustee.

            (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            (b) The Trustee may, after giving forty-five (45) days prior written notice to Thrifty Finance, the Servicer and to each Noteholder, resign at any time and be discharged from the trust hereby created by so notifying Thrifty Finance and the Servicer; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Required Beneficiaries may remove the Trustee by so notifying the Trustee, the Servicer and Thrifty Finance. Thrifty Finance or the Servicer may remove the Trustee if:

            (i) the Trustee fails to comply with Section 9.8;

            (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee, as debtor, under any Insolvency Law;

            (iii) a custodian or public officer takes charge of the Trustee or its property; or

            (iv) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, Thrifty Finance or the Servicer shall promptly appoint an alternate successor Trustee. Within one year after the successor Trustee takes office, the Required Beneficiaries may appoint an alternative successor Trustee to replace the successor Trustee appointed by Thrifty Finance.

            (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Servicer, Thrifty Finance or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (d) If the Trustee, after written request by any Noteholder who has been a Noteholder for at least six (6) months, fails to comply with Section 9.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Servicer and to Thrifty Finance. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 9.6 or the termination of this Indenture, the Servicer's obligations under Section 9.5 hereof shall continue for the benefit of the retiring Trustee.

            Section 9.7. Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            Section 9.8. Eligibility Disqualification.

            (a) There shall at all times be a Trustee hereunder which shall be
(i) a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, (iii) a member bank of the Federal Reserve System, and (iv) if such Trustee is other than Bankers Trust Company, acceptable to the Required Beneficiaries.

            (b) If at any time the Trustee shall cease to satisfy the eligibility requirements of clauses (a)(i) through (a)(iii) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.6.

            Section 9.9. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Indenture or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 9.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.8, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.6. No co-trustee shall be appointed without the consent of the Servicer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

            (ii) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (iii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iv) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 9. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture or any Supplement, specifically including every provision of this Indenture or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee's sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of it obligations and responsibilities hereunder with respect to any such delegated duties.

            Section 9.10. Representations and Warranties of Trustee.

            The Trustee represents and warrants that:

            (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York;

            (ii) The Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes;

            (iii) This Indenture has been duly executed and delivered by the Trustee;

            (iv) The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 9.8 hereof; and

            (v) The Trustee makes no representations or warranties as to the enforceability or validity of the Notes, or the sufficiency of any collateral in respect of such Note.

            Section 9.11. Knowledge of the Trustee.

            For purposes hereof, a Trust Officer of the Trustee shall not be deemed to have "knowledge" of a matter, event or occurrence solely by reason of such matter, event or occurrence being within the public domain as, for example, displayed in the media (including, without limitation, newspaper, radio, television or periodical magazine).

                                   ARTICLE 10.

                             DISCHARGE OF INDENTURE

            Section 10.1. Termination of Thrifty Finance's Obligations.

            (a) This Indenture shall cease to be of further effect (except that the Servicer's obligations under Section 9.5 and Thrifty Finance's, the Trustee's and Paying Agent's obligations under Sections 10.2 and 10.3 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and Thrifty Finance has paid all sums payable hereunder.

            (b) In addition, except as may be provided to the contrary in any Supplement, Thrifty Finance may terminate all of its obligations under this Indenture if:

            (i) Thrifty Finance irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and Thrifty Finance under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient and available to pay when due principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that
      (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such

      U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

            (ii) Thrifty Finance delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel and a certificate from a firm of certified public accountants to the same effect; and

            (iii) Such termination will satisfy the Rating Agencies Condition.

            (c) After such irrevocable deposit made pursuant to Section 10.1(b) and satisfaction of the other conditions set forth therein, or the satisfaction of the conditions set forth in Section 10.1(a), the Trustee upon request shall acknowledge in writing the discharge of Thrifty Finance's obligations under this Indenture except for those surviving obligations specified above.

            In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

            "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

            Section 10.2. Application of Trust Money.

            The Trustee or a trustee satisfactory to the Trustee and Thrifty Finance shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 10.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal and interest on the Notes.

            The provisions of this Section shall survive the expiration or earlier termination of this Indenture.

            Section 10.3. Repayment to Thrifty Finance.

            The Trustee and the Paying Agent shall promptly pay or return to Thrifty Finance upon written request any excess money or pursuant to Sections 2.11 and 2.14 any Notes held by them at any time.

            Subject to Section 2.7(c), the Trustee and the Paying Agent shall pay to Thrifty Finance upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

            The provisions of this Section shall survive the expiration or earlier termination of this Indenture.

                                   ARTICLE 11.

                                   AMENDMENTS

            Section 11.1. Without Consent of the Noteholders.

            Without the consent of any Noteholder but with the consent of the Rating Agencies, Thrifty Finance, the Servicer, the Trustee, and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to create a new Series of Notes (including, without limitation, making such modifications to the Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes);

            (b) to amend the definitions of "Eligible Vehicle Disposition Program" or "Eligible Manufacturer" and to make changes related to such amendments;

            (c) to add to the covenants of Thrifty Finance for the benefit of the Noteholders of all or any Series of Notes (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon Thrifty Finance (provided, however, that Thrifty Finance will not pursuant to this subsection 11.1(c) surrender any right or power it has against the Servicer, the Lessee or any Manufacturer);

            (d) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by Thrifty Finance and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

            (e) to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder;

            (f) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes, registrable or not registrable as to principal, and with or without interest coupons;

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

            (h) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture;

provided, however, that, as evidenced by an Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Noteholders. Upon the request of Thrifty Finance, accompanied by a resolution of the Board of Directors of Thrifty Finance authorizing the execution of any Supplement to effect such amendment, and upon receipt by the Trustee of the documents described in Section 2.2 hereof, the Trustee shall join with Thrifty Finance in the execution of any Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

            Section 11.2. With Consent of the Noteholders.

            Except as provided in Section 11.1, the provisions of this Indenture and any Supplement (unless otherwise provided in such Supplement) and each other Related Document to which Thrifty Finance is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by Thrifty Finance, the Servicer, the Trustee, any applicable Enhancement Provider, the Rating Agencies, and the Required Beneficiaries (or the Required Noteholders of a Series of Notes, in respect of any amendment, modification or waiver to this Indenture, the Supplement with respect to such Series of Notes or any Related Document which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Opinion of Counsel to such effect, which Opinion of Counsel may, to the extent same is based on any factual matter, rely upon an Officer's Certificate as to the truth of such factual matter). Notwithstanding the foregoing:

            (i) any modification of this Section 11.2, any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal amount of the Notes or any change in the definition of the terms "Aggregate Asset Amount" or "Asset Amount Deficiency" (other than in connection with the issuance of a Segregated Series of Notes), "Eligible Manufacturer" or "Eligible Vehicle Disposition Program" (other than in connection with a waiver of such eligibility requirement by the Noteholders of any Series of Notes, but only to the extent so provided in the related Supplement in respect of such Series of Notes), "Invested Amount", "Invested Percentage", or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions will require the consent of each affected Noteholder or, as applicable, Noteholders holding the relevant percentage in principal amount of the Notes; and

            (ii) any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by Thrifty Finance of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof will require the consent of each Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document will require the consent of each Noteholder; provided, however, that the Liens on Vehicles may be released as provided in Section 3.5; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder will require the consent of such Noteholder; (e) release any Collateral other than in accordance with the terms hereof and of the Related Documents; or (f) amend or otherwise modify any Amortization Event will require the consent of each affected Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

            Section 11.3. Supplements.

            Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. Each Supplement shall require the consent of the Rating Agencies. In addition to the manner of amendment provided in Section 11.2, each Supplement may be amended as provided for in such Supplement.

            Section 11.4. Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. Thrifty Finance may fix a record date for determining which Noteholders must consent to such amendment or waiver.

            Section 11.5. Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. Thrifty Finance in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

            Section 11.6. The Trustee to Sign Amendments, etc.

            The Trustee shall sign any Supplement authorized pursuant to this
Article 11 if such Supplement does not adversely affect the rights, duties, liabilities or immunities of the Noteholders or the Trustee. If such Supplement does not meet the condition in the preceding sentence, the Trustee may, but need not, sign it. In signing or refusing to sign such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and that it will be valid and binding upon Thrifty Finance in accordance with its terms. Thrifty Finance may not sign a Supplement until its Board of Directors approves it.

                                   ARTICLE 12.

                                  MISCELLANEOUS

            Section 12.1. Notices.

            (a) Any instruction, notice or communication by Thrifty Finance or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

            If to Thrifty Finance:

            5330 East 31st Street, Suite 100
            Tulsa, Oklahoma 74135
            Attn: Steven B. Hildebrand, President
            Phone: (918) 669-2550
            Fax:   (918) 669-2301

            If to the Trustee (with copy in each instance to the Paying Agent at the same address or, if the Trustee is not the Paying agent, at such address as has been provided by notice pursuant to this Section 12.1):

            Bankers Trust Company
            4 Albany Street
            New York, New York 10006
            Attn: Corporate Trust and Agency Group
            Phone: (212) 250-5326
            Fax:   (212) 250-6439

            Thrifty Finance or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, Thrifty Finance may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

            Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

            Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

            If Thrifty Finance mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and the Master Collateral Agent (if the Master Collateral Agent is other than the Trustee) at the same time.

            (b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

            Section 12.2. Communication by Noteholders With Other Noteholders.

            Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

            Section 12.3. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by Thrifty Finance to the Trustee to take any action under this Indenture, Thrifty Finance shall furnish to the
Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

            Section 12.4. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            Section 12.5. Rules by the Trustee and the Paying Agent.

            The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may institute reasonable requirements in order to perform its functions.

            Section 12.6. Duplicate Originals.

            The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

            Section 12.7. Benefits of Indenture.

            Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

            Section 12.8. Payment on Business Day.

            In any case where any Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such Payment Date, redemption date, or maturity date, as the case may be to and including such next succeeding Business Day.

            Section 12.9. Governing Law.

            The laws of the State of New York, including, without limitation, the UCC, but excluding any conflicts of laws, shall govern and be used to construe this Indenture and the Notes and the rights and duties of the Trustee, Registrar, Paying Agent, Noteholders and Note Owners.

            Section 12.10. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of Thrifty Finance or an Affiliate of Thrifty Finance. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            Section 12.11. Successors.

            All agreements of Thrifty Finance in this Indenture and the Notes shall bind its successor; provided, however, Thrifty Finance may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

            Section 12.12. Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 12.13. Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 12.14. Table of Contents, Headings, etc.

            The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 12.15. Termination; Collateral.

            This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all Thrifty Finance Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of Thrifty Finance and upon receipt of an Officers' Certificate from Thrifty Finance to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above relating to the Thrifty Finance Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to Thrifty Finance.

            Thrifty Finance and the Noteholders hereby agree that, if any Deposited Funds remain on deposit in the Collection

Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to Thrifty Finance at its written request.

            Section 12.16. No Bankruptcy Petition Against Thrifty Finance.

            Each of the Noteholders, the Trustee, the Servicer and the Retained Interestholder hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against Thrifty Finance any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 12.16 shall constitute a waiver of any right to indemnification, reimbursement or other payment from Thrifty Finance pursuant to this Indenture. In the event that any such Noteholder, the Trustee or the Servicer takes action in violation of this Section 12.16, Thrifty Finance shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder, the Trustee or the Servicer against Thrifty Finance or the commencement of such action and raising the defense that such Noteholder, the Trustee or the Servicer has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 12.16 shall survive the termination of this Indenture, and the resignation or removal of the Servicer or the Trustee. Nothing contained herein shall preclude participation by any Noteholder, the Trustee or the Servicer in the assertion or defense of its claims in any such proceeding involving Thrifty Finance.

            Section 12.17. No Recourse.

            The obligations of Thrifty Finance under this Indenture are solely the corporate obligations of Thrifty Finance. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any Affiliate, stockholder, employee, officer, director or incorporator of Thrifty Finance or its Affiliates. Fees, expenses or costs payable by Thrifty Finance hereunder shall be payable by Thrifty Finance to the extent and only to the extent that Thrifty Finance is reimbursed therefor pursuant to the Lease or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 4. Each Noteholder, by accepting a Note, agrees to the foregoing and waives (to the extent permitted by law) any other such rights of recourse.

            Section 12.18. Confidentiality.

            The Trustee shall not disclose any Confidential Information to any Person without the consent of Thrifty or Thrifty Finance, except as otherwise authorized or permitted hereunder, or any documentation related hereto, or as may be necessary for the Trustee to perform its duties hereunder, or as may be necessary in connection with its corporate trust business and administration (including audits, regulatory reporting, and accounting inquiries), provided, however, that the Trustee shall require any such Person to whom the Trustee releases Confidential Information to agree not to disclose such information to any Person, other than (a) to any Noteholder or to the Trustee's Affiliates or to any of their respective officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process which may include, without limitation, a subpoena, a document request, interrogatories, or an order of a court, magistrate, administrative body or governmental agency or regulator, provided, however, that Thrifty or Thrifty Finance shall be given notice to the extent practicable and (c) as requested or required by any state, federal or foreign authority or examiner regulating such Person. "Confidential Information" means proprietary information of Thrifty or Thrifty Finance or other information that Thrifty or Thrifty Finance furnishes to the Trustee on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Trustee from a source other than Thrifty or Thrifty Finance.

                                    *  *  *

            IN WITNESS WHEREOF, the Trustee and Thrifty Finance have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

                                    THRIFTY CAR RENTAL FINANCE
                                       CORPORATION, as Issuer


                                    By: /s/ Steven B. Hildebrand
                                       --------------------------
                                       Name: Steven Hildebrand
                                       Title: President

                                    BANKERS TRUST COMPANY,
                                      as Trustee


                                    By: /s/ Danielle R. Furey
                                       --------------------------
                                       Name: Danielle R. Furey
                                       Title: Assistant Treasurer

                                                                      SCHEDULE 1
                                                                          TO THE
                                                                  BASE INDENTURE

                                DEFINITIONS LIST

      "Accrued Amounts" means, with respect to any Series of Notes (or any class (or portion thereof) of such Series of Notes), on any date of determination, the sum of (i) accrued and unpaid interest on the Notes of such Series of Notes (or the applicable class thereof) as of such date, (ii) the portion of the accrued and unpaid Monthly Servicing Fee (and any Supplemental Monthly Servicing Fee) allocated to such Series of Notes (or the applicable class thereof) pursuant to
Section 26.1 of the Lease, if on such date, and (iii) the product of (A) all other accrued and unpaid fees and expenses of Thrifty Finance on such date, times (B) a fraction, the numerator of which is the Invested Amount of such Series of Notes (or the applicable class thereof) on such date and the denominator of which is the Aggregate Invested Amount of all Series of Notes on such date.

      "Accumulation Period" means, with respect to any Series of Notes, the period, if any, specified in the applicable Supplement.

      "Acquired Vehicle" means any Eligible Vehicle, other than a Financed Vehicle, that is acquired by Thrifty Finance.

      "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means (a) the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise or (b) beneficial ownership of 10% or more of the voting common equity of a Person; and "controlled" and "controlling" have meanings correlative to the foregoing.

      "Agent" means any Registrar or Paying Agent.

      "Aggregate Asset Amount" means, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Vehicles leased under the Lease as of such date pursuant to Section 3.1 of the Lease, plus (ii) all amounts receivable, as of such date, by Thrifty Finance or Thrifty from Eligible Manufacturers under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Vehicles at any time owned, financed or refinanced by

Thrifty Finance, plus (iii) all amounts (other than amounts specified in clause
(ii) above) receivable, as of such date, by Thrifty Finance or Thrifty from any person or entity in connection with the Auction, sale or other disposition of Eligible Vehicles at any time leased under the Lease, plus (iv) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in clauses (ii) and (iii) above), plus (v) cash and Permitted Investments on deposit in the Collection Account and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee as Beneficiary pursuant to the Master Collateral Agency Agreement and are not distributable to or at the direction of Thrifty pursuant thereto, cash and Permitted Investments in the Master Collateral Account, (less any portion thereof allocated to the Retained Interestholder).

      "Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Series of Notes then Outstanding.

      "Aggregate Principal Balance" means, for any date of determination and for any Series or class of Notes, the aggregate unpaid principal amount of the Outstanding Notes of such Series or class as of such date.

      "Amortization Event" with respect to each Series of Notes, has the meaning specified in Section 8.1 of the Base Indenture.

      "Amortization Period" means, with respect to any Series of Notes, the period following the Revolving Period (as defined in any related Supplement) which shall be the Accumulation Period, the Controlled Amortization Period, or the Rapid Amortization Period, each as defined in the related Supplement.

      "Annual Noteholders' Tax Statement" is defined in Section 5.4(b) of the Base Indenture.

      "Annual Certificate" is defined in Section 24.4(g) of the Lease.

      "Asset Amount Deficiency" means, with respect to any date of determination, the amount, if any, by which the Required Asset Amount on such date exceeds the Aggregate Asset Amount on such date.

      "Assets" means any interest of any kind in any assets or property of any kind (including, without limitation, any interest in Vehicles), tangible or intangible, real, personal or mixed, now owned or hereafter acquired by Thrifty Finance.

      "Assignment Agreement" means a Vehicle Disposition Program Assignment Agreement, in the form attached as Exhibit E to the

Master Collateral Agency Agreement, or in such other form as is acceptable to each Rating Agency, between Thrifty and/or Thrifty Finance, as assignor and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, pursuant to which Thrifty and/or Thrifty Finance assigns as collateral to the Master Collateral Agent all of Thrifty's and/or Thrifty Finance's right, title and interest in, to and under a Vehicle Disposition Program.

      "Auction" means the set of procedures specified in a Vehicle Disposition Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Vehicles' Manufacturer pursuant to such Vehicle Disposition Program.

      "Authorized Officer" means (a) as to Thrifty Finance, any of its President, any Vice President, the Secretary or any Assistant Secretary and (b) as to Thrifty or the Lessee, those officers, employees and agents of Thrifty or the Lessee, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

      "Availability Payment" is defined in Section 5.2 of the Lease.

      "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

      "Base Amount" means, as of any date of determination, the sum of the Net Book Values of all Financed Vehicles leased under the Financing Lease as of such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Financed Vehicle, plus all accrued and unpaid Monthly Base Rent thereunder as of such date.

      "Base Indenture" means the Indenture, dated as of December 13, 1995, between Thrifty Finance and the Trustee, as the same may be amended, modified or supplemented from time to time in accordance with its terms, exclusive of Supplements creating new Series of Notes.

      "Base Lease" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of December 13, 1995, between Thrifty Finance, as the lessor thereunder, and Thrifty, as the lessee thereunder, as the same may be amended, modified or supplemented from time to time in accordance with its terms, exclusive of Lease Annexes.

      "Beneficiary" is defined in the preamble of the Master Collateral Agency Agreement.

      "Board of Directors" means the Board of Directors of Thrifty Finance, Thrifty or the Lessee, as applicable, or any authorized committee of the Board of Directors.

      "Book-Entry Notes" means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.17 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized by law to close in New York City, New York.

      "Capitalized Cost" means, with respect to any Vehicle, the Initial Acquisition Cost of such Vehicle minus any Incentive Payments used to reduce the Initial Acquisition Cost of such Vehicle, in accordance with the applicable Manufacturer incentive program or GAAP, and due from the Manufacturer with respect to such Vehicle.

      "Carrying Charges" means, as of any day, without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees) and other fees and expenses and indemnity amounts, if any, payable by the Lessor or the Servicer under the Indenture or the other Related Documents which have accrued during the Related Month.

      "Carryover Controlled Amortization Amount" means, with respect to each Series of Notes, the amount specified as such in the related Supplement.

      "Casualty" means, with respect to any Vehicle, that (i) such Vehicle is lost, stolen (and not recovered within 60 days of being reported stolen), destroyed, seized or otherwise rendered permanently unfit or unavailable for use, (including vehicles that are rejected pursuant to Section 2.2 of the Lease), or (ii) such Vehicle is not accepted for Auction or repurchase for any reason within thirty (30) days of initial submission and is not designated a Non-Program Vehicle pursuant to Section 14 of the Lease (other than, in the case of clause (ii) above, the applicable Manufacturer's willful refusal or inability to comply with its obligations under its Vehicle Disposition Program).

      "Casualty Payment" is defined in Section 7 of the Lease.

      "Cede" means Cede & Co., a nominee of DTC.

      "Cedel" means Cedel Bank, societe anonyme.

      "Certificate of Title" means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

      "Chrysler" means Chrysler Corporation, a Delaware corporation.

      "Chrysler Limited Guarantee Agreement" means the Limited Guarantee Agreement, dated as of December 13, 1995, between Chrysler and the Master Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or any successor provision thereto or Euroclear and Cedel. The initial Clearing Agencies shall be DTC, Euroclear and Cedel.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the related Supplement.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, together with the rules and regulations promulgated or issued thereunder, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

      "Collateral" is defined in Section 3.1 of the Base Indenture.

      "Collection Account" is defined in Section 4.1 of the Base Indenture.

      "Collections" means all payments including, without limitation, all Recoveries, by, or on behalf of (i) Thrifty under the Lease, (ii) any Manufacturer, under its Vehicle Disposition Program or any incentive program, with respect to any Vehicles,

(iii) any other Person as proceeds from the sale of Vehicles, payment of insurance proceeds or warranty payments, whether such payments are in the form of cash, checks, wire transfers or other form of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise and (iv) all amounts earned on Permitted Investments arising out of funds in the Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder). To the extent so specified in a Supplement, Collections shall also include all proceeds from the sale of the Notes issued under such Supplement.

      "Company Order" and "Company Request" mean a written order or request signed in the name of Thrifty Finance by any one of its Authorized Officers and delivered to the Trustee.

      "Condition Report" means a condition report with respect to a Vehicle, signed and dated by the Lessee or Franchise and Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program.

      "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) to
(i) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under clause (b)(i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

      "Contractual Obligation" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "Controlled Amortization Period" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

      "Controlled Distribution Amount" means, with respect to any class of Notes, the amount (or amounts) specified in the applicable Supplement.

      "Controlled Group" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b), (c), (m) and (o), respectively, of the Code.

      "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 4 Albany Street, New York, New York 10006 or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and Thrifty Finance.

      "Court" means any court, tribunal, arbitrator or other adjudicative authority in any proceeding.

      "Daily Report" is defined in Section 24.4(a) of the Lease.

      "Defaulting Manufacturer" is defined in Section 18 of the Lease.

      "Definitions List" means this Definitions List, as the same may be amended, supplemented or modified from time to time in accordance with the terms of the Base Indenture.

      "Definitive Notes" is defined in Section 2.5(c) of the Base Indenture.

      "Delinquent Disposition Proceeds" means Disposition Proceeds due and owing from the purchaser of or Auction facility for a

Non-Program Vehicle but unpaid for a period of thirty (30) days or more from the date of sale of such Vehicle.

      "Delinquent Guaranteed Payment" means a Guaranteed Payment due and owing from a Manufacturer but unpaid for a period of sixty (60) days or more from the date of Auction of the related Vehicle under such Manufacturer's Vehicle Disposition Program.

      "Delinquent Incentive Payments" means Incentive Payments due and owing from a Manufacturer but unpaid for a period of sixty (60) days or more from the date of delivery of the related Vehicle in accordance with such Manufacturer's incentive program, or from such other date on which the Incentive Payment becomes due and payable as is specified in such incentive program.

      "Delinquent Repurchase Payment" means a Repurchase Payment due and owing from a Manufacturer but unpaid for a period of sixty (60) days or more from the date of turnback of a Program Vehicle under such Manufacturer's Vehicle Disposition Program.

      "Demand Note" means the revolving note substantially in the form of Exhibit B of the Base Indenture.

      "Deposited Funds" means all funds on deposit in the Collection Account.

      "Depreciation Charge" means, for any date of determination, (a) with respect to any Program Vehicle, the scheduled daily depreciation charge for such Vehicle set forth by the Manufacturer in its Vehicle Disposition Program for such Vehicle, and (b) with respect to any Non-Program Vehicle, the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle. If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

      "Depreciation Schedule" means a schedule of estimated daily depreciation prepared by the Servicer, and revised from time to time in the Servicer's sole discretion, with respect to each type of Non-Program Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by Thrifty Finance.

      "Determination Date" means the fifth day prior to each Payment Date.

      "Disposition Date" means:

            (a) with respect to any Program Vehicle, (i) if such Vehicle was sold at Auction or returned to a Manufacturer for repurchase, pursuant to the applicable Vehicle

      Disposition Program, the date on which such Vehicle is sold at Auction or accepted for return by such Manufacturer or its agent and, in each case, the Depreciation Charges ceased to accrue pursuant to such Vehicle Disposition Program, or (ii) if such Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Vehicle Disposition Program or to a third party through an Auction conducted by or through or arranged by the Manufacturer pursuant to its Vehicle Disposition Program), the date on which title to the Vehicle is transferred in connection with such sale, and

            (b) with respect to any Non-Program Vehicle, the date on which title to the Vehicle is transferred in connection with such sale.

      "Disposition Period" means, with respect to any Vehicle, the period between the Minimum Term and the Maximum Term.

      "Disposition Proceeds" means the net proceeds (other than Repurchase Payments or Guaranteed Payments) from the sale or disposition of a Vehicle to any Person, whether at Auction or otherwise.

      "Distribution Account" means, with respect to any Series of Notes, an account established as such pursuant to the related Supplement.

      "Dollar" and the symbol "$" mean the lawful currency of the United States.

      "DTC" means The Depository Trust Company.

      "Due Date" means the second Business Day prior to each Payment Date.

      "Eligible Franchisee" means a Franchisee (all of whose rental offices are located in the United States) which meets the normal credit and other approval criteria of Thrifty, and which may be an affiliate of Thrifty.

      "Eligible Manufacturer" means, with respect to Program Vehicles, Chrysler, Ford and Toyota, and with respect to Non-Program Vehicles, Chrysler, Ford, General Motors and Toyota, and, in each case, any other Manufacturer that (a) has been approved by the Rating Agencies then rating the Notes and by each or has an Eligible Vehicle Disposition Program that has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer's Vehicles under the Lease will not adversely affect the then current rating of any Series of Notes, and (b) has been approved by each Enhancement Provider, if any; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer.

      "Eligible Vehicle" means, on any date of determination, a Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified by the Rating Agencies or in any Series Supplement (other than with respect to the Maximum Non-Program Percentage and the Maximum Manufacturer Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the Required Noteholders in accordance with the terms of the applicable Series Supplements; provided, however, that in no event may a Vehicle be an Eligible Vehicle after (x) in the case of a Program Vehicle, the expiration of the applicable Maximum Term (unless such Vehicle has been designated as a Non-Program Vehicle pursuant to Section 14 of the Lease), or (y) the date which is twenty four (24) months after the date of the original new vehicle dealer invoice for such Vehicle.

      "Eligible Vehicle Disposition Program" means, at any time, a Vehicle Disposition Program (a) pursuant to which the Repurchase Payment (or the Guaranteed Payment plus Auction Proceeds, as the case may be) of each Program Vehicle thereunder is at least equal to (i) the Capitalized Cost of such Vehicle minus (ii) all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase, minus (iii) Excess Mileage Charges, minus (iv) Excess Damage Charges and minus (v) any other charges specified in such Vehicle Disposition Program, (b) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, (c) that has been approved by the Rating Agencies and (d) either the collateral assignment of the benefits of which to the Master Collateral Agent has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement or Thrifty Finance has been designated by such Manufacturer as an authorized fleet purchaser entitled to the benefits of the Vehicle Disposition Program, and in either case, Thrifty Finance (and the Master Collateral Agent on behalf of Thrifty Finance) has been provided with an opinion of counsel reasonably satisfactory to it that Thrifty Finance (and the Master Collateral Agent on behalf of Thrifty Finance) can enforce the applicable Manufacturer's obligations under the Vehicle Disposition Program.

      "Enhancement" means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, issuance of subordinated Notes, overcollateralization, spread account, subordination, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.

      "Enhancement Agreement" means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

      "Enhancement Agreement Event of Default" means, with respect to any Series of Notes, any event of default under any Enhancement Agreement specified in the related Supplement.

      "Enhancement Provider" means the Person providing any Enhancement as designated in the applicable Supplement, other than any Noteholders the Notes of which are subordinated to any class or Series of Notes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, together with the rules and regulations promulgated or issued thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414
(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder.

      "Euroclear" means the Euroclear System.

      "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if:

            (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Code or any other similar law now or hereafter in effect; or

            (b) such Person shall commence a voluntary case or other proceeding under the Bankruptcy Code or any applicable insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

            (c) a corporation or similar entity or its board of directors shall vote to implement any of the actions set forth in clause (b) above.

      "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to Thrifty Finance (or the Lessee), or deducted from the Repurchase Price or Guaranteed Payment, by the Manufacturer of such Vehicle due to damage over a prescribed limit to the Vehicle at the time that the Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

      "Excess Mileage Charges" means, with respect to any Vehicle, the amount charged to Thrifty Finance (or the Lessee), or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

      "Exchange Act" is defined in Section 2.19 of the Base Indenture.

      "Exchange Date" is defined in Section 2.9 of the Base Indenture.

      "Existing Fleet" means Eligible Vehicles owned by Thrifty prior to the Lease Commencement Date and refinanced by Thrifty Finance on the Lease Commencement Date.

      "Expected Final Payment Date" means, with respect to any Series of Notes, the date stated in the related Supplement as the date on which such Series of Notes is expected to be paid in full.

      "Financed Vehicle" means an Eligible Vehicle that is (a) part of the Existing Fleet, (b) acquired by Thrifty and financed by Thrifty Finance on or after the Lease Commencement Date and prior to the 90th day after the Lease Commencement Date for lease in any state in which Thrifty Finance has not, as of the date of acquisition of such Vehicle, obtained all licenses and qualifications necessary to conduct its leasing and other businesses, or (c) a Texas Vehicle.

      "Financial Officer" means, with respect to any corporation, the chief financial officer, vice-president-finance, principal accounting officer, controller or treasurer of such corporation.

      "Financing Lease" means the Base Lease supplemented by Annex B to the Lease.

      "Financing Source" is defined in the preamble of the Master Collateral Agency Agreement.

      "Fitch" means Fitch Investors Service, L.P.

      "Ford" means Ford Motor Company, a Delaware corporation.

      "Franchisee" means a franchisee of Thrifty.

      "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

      "General Motors" means General Motors Corporation, a Delaware corporation.

      "Governmental Authority" means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or other administrative or regulatory body.

      "Guaranteed Payment", with respect to any Program Vehicle subject to a guarantee by the Manufacturer thereof regarding the Vehicle's rate of depreciation, means a payment (which may include allowances, credits and/or charges under the applicable Vehicle Disposition Program) from such Manufacturer, pursuant to the Manufacturer's Vehicle Disposition Program, upon disposition of such Vehicle by the owner thereof at an Auction.

      "Incentive Payment", with respect to any Program Vehicle or Non-Program Vehicle subject to any form of incentive program maintained by the Manufacturer thereof, means a payment (other than a Guaranteed Payment or a Repurchase Payment, or any allowance or credit included therein under a Vehicle Disposition Program) from such Manufacturer, pursuant to and in accordance with the terms and conditions of such an incentive program relating to such Vehicle.

      "Indebtedness", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP,
(c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

      "Indemnified Persons" is defined in Section 15.1 of the Lease.

      "Indenture" means the Base Indenture, together with all Supplements, as the same may be amended, modified or supplemented.

      "Initial Acquisition Cost" is defined in Section 2.3 of the Lease.

      "Initial Invested Amount" means, with respect to any Series of Notes, the aggregate initial principal amount specified in the applicable Supplement.

      "Initial Purchasers" means CS First Boston and Salomon Brothers Inc.

      "Insolvency Laws" means the United States Bankruptcy Code or similar applicable state or foreign laws.

      "Interest Collections" means on any date of determination, all Collections which, pursuant to the Lease, represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment, plus any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.

      "Interest Period" means, with respect to any Series of Notes, the period specified in the related Supplement between, with respect to the initial Interest Period, the Closing Date and the first Payment Date and thereafter, between Payment Dates during which interest will accrue.

      "Invested Amount" means, with respect to each Series of Notes, the amount specified in the applicable Supplement.

      "Invested Percentage" means, with respect to any Series of Notes, the percentage specified in the applicable Supplement.

      "Investment" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

            (b) any Contingent Obligation of such Person; and

            (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "Investment Company Act" means the Investment Company Act of 1940, as amended.

      "Late Return Payments" is defined in Section 13 of the Lease.

      "Lease" means the Base Lease, together with all Lease Annexes, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

      "Lease Annex" means Annex A or Annex B to the Base Lease, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

      "Lease Commencement Date" is defined in Section 3.2 of the Lease.

      "Lease Event of Default" is defined in Section 17.1 of the Lease.

      "Lease Expiration Date" is defined in Section 3.2 of the Lease.

      "Lessee" means Thrifty, in its capacity as Lessee under the Lease, or any successor by merger to Thrifty, in accordance with Section 25.1 of the Lease, or any other permitted successor or assignee of Thrifty, in its capacity as Lessee, pursuant to Section 16 of the Lease.

      "Lessee Agreements" means any and all Subleases entered into by the Lessee the subject of which includes any Vehicle leased by the Lessor to the Lessee under the Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to the Lessee in connection therewith.

      "Lessor" means Thrifty Finance, in its capacity as the lessor under the Lease.

      "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

      "Limited Liquidation Event of Default" means, with respect to any Series of Notes, any event specified as such in the related Supplement.

      "Liquidation Event of Default" means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to Thrifty Finance or Thrifty of the type described in Section 8.1(d) of the Base Indenture, (b) a payment default by Thrifty Finance under the Base Indenture as specified in Sections 8.1(a) and 8.1(b) thereof, or (c) a Lease Event of Default as specified in Section 8.1(e) thereof (with respect solely to the occurrence of the Lease Events of Default described in Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Lease).

      "Losses", with respect to any Series of Notes, has the meaning, if any, provided for in the applicable Supplement.

      "Luxembourg Agent" is defined in Section 2.4(c) of the Base Indenture.

      "Manufacturer" means a manufacturer of Vehicles.

      "Manufacturer Event of Default" is defined in Section 18 of the Lease.

      "Master Collateral" means the collateral pledged to the Master Collateral Agent pursuant to Section 2.1 of the Master Collateral Agency Agreement.

      "Master Collateral Account" means the account(s) established and maintained in the name of the Master Collateral Agent for the benefit of the Beneficiaries pursuant to Section 2.5 of the Master Collateral Agency Agreement.

      "Master Collateral Agency Agreement" means the Master Collateral Agency Agreement, dated as of December 13, 1995 among Thrifty and Thrifty Finance, as grantors, various Financing Sources parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as such agreement may be amended, supplemented or modified from time to time in accordance with its terms.

      "Master Collateral Agent" means Bankers Trust Company in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Master Collateral Agent" shall mean such successor Person.

      "Material Adverse Effect" means, with respect to any occurrence, event or condition, and any Person, a material adverse effect with respect to

            (a) the business, financial condition, operations or assets of such Person or the Lessor;

            (b) the ability of the such Person or the Lessee, the Master Collateral Agent, the Trustee or the Lessor to perform its obligations under the Lease or any other Related Document;

            (c) the validity, enforceability or collectibility of amounts payable to the Master Collateral Agent, the Trustee or the Lessor under the Lease or the other Related Documents;

            (d) the status, existence, perfection or first priority of the interests of the Master Collateral Agent and the Trustee, as applicable, in a material portion of the Master Collateral or the Collateral, free of any Liens (other than Permitted Liens);

            (e) the ability of the Master Collateral Agent, the Trustee or the Lessor to liquidate or foreclose against the Collateral and the Master Collateral; or

            (f) the practical realization by the Master Collateral Agent, the Trustee or the Lessor of any of the material benefits or security afforded by the Lease or any other Related Document.

      "Maximum Lease Commitment" means, on any date of determination, the sum of
(i) the Aggregate Principal Balances on such date for all Series of Notes, plus
(ii) with respect to all

Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the available subordinated amounts on such date for each such Series of Notes, plus (iii) the aggregate Net Book Values of all Vehicles leased under the Lease on such date that were acquired, financed or refinanced with funds other than proceeds of Notes or available subordinated amounts, plus (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior such date to invest in new Vehicles (as evidenced by a Company Order) in accordance with the terms of the Lease and the Indenture.

      "Maximum Manufacturer Percentage" means, with respect to any Series of Notes, the percentage, if any, specified in the applicable Supplement.

      "Maximum Non-Program Percentage" means, with respect to any Series of Notes, the percentage, if any, specified in the applicable Supplement.

      "Maximum Term" means, with respect to an Acquired Vehicle which is a Program Vehicle, the maximum holding period (after which the Lessor may not return such Vehicle to the related Manufacturer without penalty).

      "Minimum Term" means, with respect to an Acquired Vehicle which is a Program Vehicle, the minimum holding period (prior to which the Lessor may not return such Vehicle to the related Manufacturer without penalty).

      "Monthly Base Rent", with respect to the Acquired Vehicles and the Financed Vehicles, respectively, is defined in the related Lease Annex.

      "Monthly Certificate" is defined in Section 24.4(b) of the Lease.

      "Monthly Finance Rent" is defined in paragraph 6 of Annex B to the Lease.

      "Monthly Noteholders' Statement" is defined in Section 5.4(a) of the Base Indenture.

      "Monthly Servicing Fee" is defined in Section 26.1 of the Lease.

      "Monthly Supplemental Payment" is defined in paragraph 6 of Annex B to the Lease.

      "Monthly Variable Rent" is defined in paragraph 9 of Annex A to the Lease.

      "Monthly Vehicle Statement" is defined in Section 24.4(f) of the Lease.

      "Multiemployer Plan" means, with respect to any Person, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the five years immediately preceding the applicable Closing Date made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means, with respect to any Person, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates, or (b) was so maintained, and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "Net Book Value" means, with respect to any Vehicle, as of any date of determination, the Capitalized Cost of such Vehicle minus the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month.

      "Non-Program Vehicle" means a Vehicle that, when acquired by Thrifty Finance or Thrifty from an Eligible Manufacturer or when so designated by the Servicer, in each case subject to the limitations described herein, is not eligible for inclusion in any Eligible Vehicle Disposition Program.

      "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      "Note Purchase Agreement" means the Note Purchase Agreement dated December 13, 1995 between Thrifty Finance, Thrifty, CS First Boston and Salomon Brothers Inc by which each of CS First Boston and Salomon Brothers Inc. agree to act as initial purchasers of the Notes.

      "Note Rate" means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Supplement.

      "Note Register" means the register maintained pursuant to Section 2.6(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

      "Noteholder" and "Holder" mean the Person in whose name a Note is registered in the Note Register.

      "Notes" is defined in the recitals to the Base Indenture.

      "Notice of Claim" is defined in Section 14.4 of the Base Indenture.

      "Officers' Certificate" means a certificate signed by an Authorized Officer of Thrifty Finance or Thrifty, as the case may be.

      "Operating Lease" means the Base Lease as supplemented by Annex A to the Lease.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Thrifty Finance or Thrifty, as the case may be, unless the Required Beneficiaries shall notify the Trustee of objection thereto.

      "Outstanding" means, with respect to Notes, all Notes theretofore authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled or delivered to the Note Registrar for cancellation, (b) Notes which have not been presented for payment but funds for the payment of which are on deposit in the Distribution Account established with respect thereto and are available for payment of such Notes, and Notes which are considered paid pursuant to Section 7.1 of the Base Indenture, or (c) Notes in exchange for or in lieu of which other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser. Subject to Section 2.13 of the Base Indenture, a Note does not cease to be Outstanding because Thrifty Finance or an Affiliate of Thrifty Finance holds the Note.

      "Paired Series" is defined in Section 4.5 of the Base Indenture.

      "Paying Agent" is defined in Section 2.6(a) of the Base Indenture.

      "Payment Date" means, unless otherwise specified in any Supplement for the related Series of Notes, the twenty-fifth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing January 25, 1996.

      "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

      "Pension Plan" means any "employee pension benefit plan" (other than a Multiemployer Plan or a Multiple Employer Plan), as such term is defined in ERISA, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and to which any company in the Controlled Group has liability.

      "Permanent Global Note" is defined in Section 2.5(b) of the Base
Indenture.

      "Permitted Investments" means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+" and from Fitch of at least "F-1" (if rated by Fitch), in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AA" and from Fitch of at least "A" (if rated by Fitch), in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+" and from Fitch of at least "F-1" (if rated by Fitch); (iv) demand deposits or time deposits which are fully insured by the FDIC; (v) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated at least "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's and rated at least "A" by Fitch (if rated by Fitch); (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+" and from Fitch of at least "F-1" (if rated by Fitch); (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and of at least "F-1" from Fitch (if rated by Fitch) or which otherwise is approved as to collateralization by the Rating Agencies; and (ix) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

      "Permitted Liens" is defined in Section 25.3 of the Lease.

      "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, joint stock company, trust, unincorporated organization or Governmental Authority.

      "Placement Memorandum Supplement" means a Placement Memorandum Supplement, which supplements the Private Placement Memorandum and relates to a Series of the Notes.

      "Plan" means any Single Employer Plan or any Multiple Employer Plan, or either of them, as the context may require.

      "Pool Factor", for any Series of Notes, means, unless any series of Notes is issued in more than one class as stated in any related Supplement (in which case "Pool Factor" has the meaning set forth in such Supplement), a number carried out to eight significant decimals representing the ratio of the applicable Invested Amount as of the end of the Related Month to the applicable Initial Invested Amount.

      "Potential Amortization Event" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

      "Potential Enhancement Agreement Event of Default" means an event which, with the giving of notice, the passage or time or both would constitute an Enhancement Agreement Event of Default under any Enhancement Agreement.

      "Potential Lease Event of Default" means an event which, with the giving of notice, the passage of time, or both, would constitute a Lease Event of Default.

      "Power of Attorney" is defined in Section 9 of the Lease.

      "Principal Amount" means, with respect to an Outstanding Note, the original principal balance of such Note on the date of its issuance, less all payments made by the Trustee in respect of principal of such Note pursuant to the Indenture.

      "Principal Collections" means any Collections other than Interest Collections.

      "Principal Terms" is defined in Section 2.3 of the Base Indenture.

      "Private Placement Memorandum" means the Private Placement Memorandum dated December 19, 1995 relating to the Notes, as amended, modified or supplemented.

      "Program Vehicle" means any Vehicle which at the time of purchase or financing by Thrifty Finance is eligible under an Eligible Vehicle Disposition Program.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Qualified Institution" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) has a long-term indebtedness rating from Standard & Poor's of not lower than "AA" and from Fitch of not lower than "A" and a short-term indebtedness of rating from Standard & Poor's not lower than "A-1+" and from Fitch of not lower than "F-1", or (ii) has such other rating which has been approved by the Rating Agencies.

      "Rapid Amortization Period" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

      "Rating Agencies Condition" means, with respect to any action, that each Rating Agency shall have notified Thrifty Finance, Thrifty, any Enhancement Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Series of Notes with respect to which it is a Rating Agency and, with respect to the issuance of a Series of Notes, the "Rating Agency Condition" also means that each Rating Agency that is referred to in the related Placement Memorandum Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified Thrifty Finance, Thrifty, any Enhancement Provider and the Trustee in writing that such rating has been issued by such Rating Agency.

      "Rating Agency" means, with respect to each outstanding Series of Notes, any rating agency or agencies then issuing a rating for such Series of Notes at the request of Thrifty Finance or Thrifty.

      "Record Date" means, with respect to any Payment Date, the last day of the Related Month.

      "Recoveries" with respect to any Series of Notes, has the meaning, if any, specified in the applicable Supplement.

      "Registrar" is defined in Section 2.6(a) of the Base Indenture.

      "Regulation S is defined in Section 2.5(b) of the Base Indenture.

      "Related Documents" means, collectively, the Indenture, the Notes, any Enhancement Agreement, the Lease, the Master Collateral Agency Agreement, the Chrysler Limited Guarantee Agreement, the Assignment Agreements, the Note Purchase Agreement any placement agency agreement and any agreements relating to the purchase of any of the Notes.

      "Related Month" means, with respect to any Determination Date, Due Date, Payment Date, or other date of determination, the period from and including the first day of the calendar month preceding the month which such date falls, to and including the last day of such calendar month; provided, however, that (for all purposes other than determining Depreciation Charges) the initial Related Month shall also include the period from and including the date of issuance of the first Series of Notes to and including the last day of the calendar month in which the issuance of the first Series of Notes occurs.

      "Rent", with respect to each Acquired Vehicle and each Financed Vehicle, is defined in paragraph 9 of Annex A to the Lease and in paragraph 6 of Annex B to the Lease.

      "Reporting Date" means the Business Day after the Determination Date.

      "Repurchase Amount" means, with respect to any Series of Notes, the amount specified in the applicable Supplement.

      "Repurchase Payment", with respect to any Program Vehicle subject to repurchase by the Manufacturer thereof, means a payment (which may include allowances, credits and/or charges under the applicable Vehicle Disposition Program) by such Manufacturer, pursuant to the Manufacturer's Vehicle Disposition Program, to repurchase such Vehicle in accordance with its Vehicle Disposition Program.

      "Required Asset Amount" means, at any date of determination, the sum of
(i) the Invested Amounts for all Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) the aggregate amount, with respect to all Series of Notes that provide for Enhancement in the form of overcollateralization, of the sum of (a) the Invested Amount for each such Series of Notes, plus (b) the Minimum Subordinated Amount for each such Series of Notes.

      "Required Beneficiaries" means Noteholders holding in excess of 50% of the aggregate Invested Amount of all outstanding Series of Notes (excluding, for the purposes of making the foregoing calculation, any notes held by Thrifty, or any Affiliate of Thrifty).

      "Required Noteholders" means Noteholders holding in excess of 50% of the aggregate Invested Amount of a Series of Notes

(excluding, for the purposes of making the foregoing calculation, any Notes held by Thrifty, or any Affiliate of Thrifty).

      "Requirements of Law" means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, ordinance, rule, regulation, order or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

      "Responsible Officer" means, with respect to Thrifty Finance or Thrifty, any President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

      "Restricted Global Note" is defined in Section 2.5(a) of the Base
Indenture.

      "Retained Amount" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Aggregate Invested Amount at the end of such day.

      "Retained Distribution Account" is defined in Section 4.1(b) of the Base Indenture.

      "Retained Interest" means a transferable indirect interest in Thrifty Finance's assets held by the Retained Interestholder, including the right to receive payments in respect of the Retained Amount.

      "Retained Interestholder" means Thrifty or any permitted successor or assign.

      "Revolving Period" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

      "Rule 144A" is defined in Section 2.5(a) of the Base Indenture.

      "SEC" means the Securities and Exchange Commission, and any successor agency thereto.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Segregated Collateral" is defined in Section 2.3(b) of the Base
Indenture.

      "Segregated Series" is defined in Section 2.3(b) of the Base Indenture.

      "Series of Notes" or "Series" means each Series of Notes issued and authenticated pursuant to the Base Indenture and a related Supplement.

      "Series Monthly Servicing Fee" is defined in Section 26.1 of the Lease.

      "Series Supplement" or "Supplement" means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 or
Article 11 of the Base Indenture.

      "Series Termination Date" means, with respect to any Series of Notes, the date stated in the related Supplement as the termination date.

      "Servicer" means Thrifty Rent-A-Car System, Inc., in its capacity as servicer under Lease and the Master Collateral Agency Agreement, unless the Master Collateral Agent shall have assumed any duties and obligations of the Servicer pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Servicer" shall, to such extent, include the Master Collateral Agent.

      "Servicing Fee Percentage" means, with respect to any Series of Notes, the percentage specified in the related Supplement.

      "Single Employer Plan" means, with respect to any Person, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no other Person, or (b) was so maintained, and in respect to which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "Standard & Poor's" means Standard & Poor's Structured Ratings, a Division of the McGraw-Hill Companies, Inc.

      "Sublease" means a standardized lease agreement, for the leasing of Vehicles, between Thrifty, as lessor, and an Eligible Franchisee, as lessee.

      "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Supplemental Documents" is defined in Section 2.1 of the Lease.

      "Supplemental Servicing Fee" is defined in Section 26.1 of the Lease.

      "Temporary Global Note" is defined in Section 2.5(b) of the Base
Indenture.

      "Term" is defined in Section 3.2 of the Lease.

      "Termination Payment" is defined in Section 12.3 of the Lease.

      "Texas Vehicle" means an Eligible Vehicle acquired by Thrifty Finance on or after the Lease Commencement Date for lease in the State of Texas.

      "Thrifty" means Thrifty Rent-A-Car System, Inc., an Oklahoma corporation.

      "Thrifty Finance" means Thrifty Car Rental Finance Corporation, a Delaware corporation.

      "Thrifty Finance Agreements" is defined in Section 3.1 of the Base Indenture.

      "Thrifty Finance Obligations" means all principal and interest, at any time and from time to time, owing by Thrifty Finance on the Notes and all costs, fees and expenses payable by, or obligations of, Thrifty Finance under the Indenture or the Related Documents.

      "Toyota" means Toyota Motor Sales, U.S.A., Inc., a California corporation.

      "Trustee" means Bankers Trust Company in its capacity as trustee under the Indenture, unless a successor Person shall have become the trustee pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Person.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trust Officer" means, with respect to the Trustee, any Managing Director, Vice President, Assistant Vice President,

Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, who shall, in any case, be working in the Structured Finance Group, or any successor thereto responsible for the administration of the Base Indenture.

      "UCC" means, with respect to a particular jurisdiction, the Uniform Commercial Code, as in effect from time to time in such jurisdiction, or any successor statute thereto.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "U.S. Government Obligations" is defined in Section 10.1 of the Base Indenture.

      "Vehicle" means a passenger automobile or truck purchased, financed or refinanced by Thrifty Finance under the Lease and pledged under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Noteholders), but solely during the Vehicle Term for such Vehicle.

      "Vehicle Acquisition Schedule" is defined in Section 2.1 of the Lease.

      "Vehicle Disposition Program" means a program pursuant to which a Manufacturer has agreed, subject to the terms and conditions thereof, to guarantee the maximum daily depreciation levels of, or to repurchase, Vehicles manufactured by it or one of its Affiliates during the specified Disposition Period.

      "Vehicle Lease Commencement Date" is defined in Section 3.1 of the Lease.

      "Vehicle Lease Expiration Date", with respect to each Vehicle, means the earliest of (i) the Disposition Date for such Vehicle, (ii) if such Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including deposit into the Collection Account or the Master Collateral Account) from the Lessee in accordance with the Lease, and (iii) the maximum Vehicle Lease term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to the Lease.

      "Vehicle Order" is defined in Section 2.1 of the Lease.

      "Vehicle Purchase Price" means, on any date of determination and for any Acquired Vehicle, an amount equal to the greater of (a) the applicable Net Book Value of the Vehicle, and (b) the fair market value of such Vehicle based on (x) an independent third-party data source approved by each Rating Agency that rated any Series of Notes at the request of the Lessor, (y) the average equipment and average mileage of each Acquired Vehicle of such model class and model year, or (z) such other methodology approved by each such Rating Agency.

      "Vehicle Ratio" means, with respect to any calendar month or series of calendar months, the percentage equivalent of a fraction the numerator of which is the sum of the Initial Acquisition Costs of all Vehicles acquired or financed during such calendar month or series of consecutive calendar months and the denominator of which is the sum of the Initial Acquisition Costs of all Vehicles acquired or financed during the twelve-month period ending on the last day of the calendar month or series of consecutive calendar months with respect to which such calculation is made.

      "Vehicle Term" is defined in Section 3.1 of the Lease.

      "VFR" means, for any Interest Period, an interest rate equal to the quotient, expressed as a percentage, of (i) the amount of interest accrued during such Interest Period with respect to all Series of Notes, divided by (ii) the average daily aggregate Principal Amount of all Series of Notes during such period.

      "VIN" is defined in Section 18 of the Lease.

      "Welfare Plan" means any "employee welfare benefit plan", as such term is defined in ERISA.

                                                                    SCHEDULE 6.5

                                  Pension Plans

                                      None.

                                  SCHEDULE 6.7
                               TO BASE INDENTURE

1. Thrifty Rent-A-Car System, Inc. and subsidiaries consolidated financial statements for each of the three years in the period ended December 31, 1994, and independent Auditors' Report.

2. Thrifty Rent-A-Car System, Inc. and subsidiaries unaudited consolidated balance sheet, statements of operations and cash flows for each of the two years in the period ended December 31, 1994, and for the period September 30, 1995, year to date.

                                  SCHEDULE 6.14
                               TO BASE INDENTURE

1. Chief Executive Office and Principal Place of Business:

            Thrifty Car Rental Finance Corporation
            5330 East 31st Street
            Tulsa, Oklahoma 74153

2. Records Locations:

            Space Center III (Records Center Warehouse)
            7081 East 38th Street
            Tulsa, Oklahoma 74145

            Storage Plus by 5R, Inc. (Records Storage Third Party) 5152 South 95th East Avenue
            Tulsa, Oklahoma 74145

            BMI Media Storage Security (Computer Tape Back-up Storage) 6929 South Lewis
            Tulsa, Oklahoma 74136

                                                                  SCHEDULE 6.14b

                            Security Interest Filings

                                      None.

                                                                   SCHEDULE 6.16

                                Other Agreements

1. Management Services Agreement dated December 21, 1995, between Thrifty Car Rental Finance Corporation and Thrifty Rent-A-Car System, Inc.

2. Consent to Use of Name dated December 16, 1995, between Thrifty Car Rental Finance Corporation and Thrifty Rent-A-car System, Inc.

                         MANAGEMENT SERVICES AGREEMENT

      This Management Services Agreement (the "Agreement") is made and entered into effective as of December 21, 1995 (the "Effective Date"), by and between THRIFTY RENT-A-CAR SYSTEM, INC., a corporation organized and existing under the laws of Oklahoma ("Thrifty"), and THRIFTY CAR RENTAL FINANCE CORPORATION, a corporation organized and existing under the laws of Oklahoma ("Thrifty Finance").

                              W I T N E S S E T H:

      WHEREAS, Thrifty is engaged in the business of franchising persons to operate a daily car rental system and offering its franchisees a vehicle lease to provide a source of vehicles;

      WHEREAS, Thrifty Finance leases vehicles to Thrifty, pursuant to the Master Motor Vehicle Lease and Servicing Agreement dated as of December 13, 1995 (the "Lease"), for use in Thrifty's franchise and leasing business;

      WHEREAS, Thrifty performs certain administrative and servicing functions pursuant to the Lease and other agreements between Thrifty, Thrifty Finance et al., specifically the Base Indenture and the Master Collateral Agency Agreement, both dated as of December 13, l995;

      WHEREAS, Thrifty Finance desires to obtain additional services of Thrifty in connection with the implementation and administration of certain of Thrifty Finance's business functions;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement contained herein, the parties agree as follows:

      1. Services. During the term of this Agreement, Thrifty Finance shall purchase from Thrifty and Thrifty shall provide services to Thrifty Finance relating to the following:

            (a)   Telephone and Facsimile Communications
            (b)   Cash Management
            (c)   Office Facility and Furniture
            (d)   Copying
            (e)   Mail and Postage
            (f)   Financial Audit
            (g)   Insurance
            (h)   Legal
            (i)   Tax

and such other services as Thrifty Finance may from time to time request from Thrifty.

      2. Payment.

            (a) During the term of this Agreement, Thrifty Finance shall pay to Thrifty an amount equal to all reasonable and necessary expenses incurred by Thrifty in the performance of services under this Agreement. Reasonable and necessary expenses shall mean actual costs of salary, insurance, overhead and other expenses as are customarily related to the services provided. Where expenses and costs incurred by Thrifty in the performance of services under this Agreement are not readily quantifiable as having been incurred specifically for the account of Thrifty Finance, Thrifty Finance shall pay a percentage of such costs and expenses based on a reasonable, arms-length allocation to be determined by Thrifty and Thrifty Finance from time to time.

            (b) Thrifty shall notify Thrifty Finance of the estimate of annual allocated expenses for services to be performed pursuant to this Agreement at least ninety (90) days prior to the commencement of each of Thrifty Finance's fiscal years during the term of this Agreement. The allocated expenses shall be paid by Thrifty Finance to Thrifty in twelve equal monthly installments on the first day of each month during the term of this Agreement. Each such payment shall be for the services rendered and to be rendered in the month in which such payment is made.

            (c) The amount of the annual allocated expenses and the amount of corresponding monthly installment payments shall be subject to appropriate adjustment as may be agreed upon by Thrifty Finance and Thrifty based on any additions or reductions to the services to be performed by Thrifty made at the request of Thrifty Finance.

            (d) Thrifty shall invoice Thrifty Finance for the non-allocated expenses and costs incurred by Thrifty which are readily quantifiable as having been incurred specifically for the account of Thrifty Finance. Thrifty Finance shall on the first day of each month pay the invoices received in the preceding month.

      3. Termination.

            (a) The term of this Agreement shall commence on the Effective Date and, unless and until terminated in the manner provided in this Section 3, shall continue for an initial period of one (1) year and shall be automatically extended without further action by the parties for successive periods of one (1) year, each such period to commence on the anniversary of the Effective Date.

            (b) Either of the parties hereto may terminate this Agreement effective ninety (90) days after written notice of its election to so terminate is received by the other party.

      4. Books, Records and Reports. Thrifty shall keep and maintain such books and records pertaining to services provided by Thrifty to Thrifty Finance as Thrifty Finance shall from time to time reasonably direct. Thrifty shall prepare and disseminate to Thrifty Finance such accounting reports relating to the services provided hereunder as may be reasonably requested by Thrifty Finance.

      5. Relationship.

            (a) The relationship between Thrifty and Thrifty Finance shall be limited to the specific authority set forth herein. Neither party shall be the general agent of the other for any purpose whatsoever, and shall have no power or authority to make or give any promise, warranty or representation, to execute any contract or otherwise create, issue or assume any liability, obligation or commitment in the name of or on behalf of the other party, except to the extent specifically authorized herein or in writing by the other party.

            (b) Neither party hereto shall be liable to any third party for any action taken or for any failure to take any action on the part of the other party hereto, or for any liability, obligation or commitment incurred by the other party hereto, except to the extent specifically agreed in writing by the parties.

            (c) Nothing contained in this Agreement shall be construed so as to create a partnership or joint venture.

      6. Waiver or Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement, or cancellation or replacement of this Agreement, shall not be valid unless made in writing and signed by the parties hereto. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any covenant or breach shall not be construed to be a waiver of any succeeding breach or any other covenant.

      7. Binding Effect and Assignment. The rights and obligations of the parties under this Agreement shall be binding upon any successors or permitted assigns of the parties. Neither party may assign this Agreement without the prior written consent of the other, which shall not be unreasonably withheld. In the event of any consolidation or merger of Thrifty Finance or Thrifty into or with another legal entity, or the sale of substantially all of the assets of Thrifty Finance or Thrifty to another legal entity, such other legal entity shall assume this Agreement and shall become obligated to perform all of the terms and conditions hereof, and the obligations of Thrifty and Thrifty Finance hereunder, as the case may be, shall continue in favor of such other legal entity.

      8. Notices. Any notice, consent or other communication required or permitted to be given under this Agreement shall be in writing and delivered in person or sent by registered or certified mail or via facsimile to the addresses of the parties set forth below, or such other addresses as shall be furnished in writing by any such party. Any notice, consent or other communication shall be deemed given and received, in the case of mailing, on the third day following its deposit in the mail, and, in the case of facsimile, upon transmission if confirmed by mail as set forth above.

                Thrifty Finance:  Thrifty Car Rental Finance
                                  Corporation
                                  5330 East 31st Street
                                  Tulsa, OK 74135
                                  Telephone: (918) 669-2550
                                  Facsimile: (918) 669-2301
                                  Attention: President

                Thrifty:          Thrifty Rent-A-Car System, Inc.
                                  P. O. Box 35250
                                  Tulsa, OK 74153-0250
                                  Telephone: (918) 665-3930
                                  Facsimile: (918) 669-2596
                                  Attention: President

      9. Entire Agreement. This Agreement contains all of the terms and provisions and constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior written, oral and implied understandings, representations and agreements of the parties relating to the subject matter hereof.

      10. Severability. If any provision of this Agreement is held unenforceable or invalid, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without giving effect to its choice of law principles).

      IN WITNESS WHEREOf, the parties have executed this Agreement as of the day and year first above written.

                         THRIFTY CAR RENTAL FINANCE
                         CORPORATION


                         By: /s/ Steven B. Hildebrand
                             -------------------------------
                             Steven B. Hildebrand
                             President

                         THRIFTY RENT-A-CAR SYSTEM, INC.


                         By: /s/ Steven B. Hildebrand
                             -------------------------------
                             Steven B. Hildebrand
                             Executive Vice-President

                             CONSENT TO USE OF NAME

      This Consent to Use of Name (the "Consent") is made and entered into effective as of November 9, 1995, (the "Effective Date"), by and between THRIFTY RENT-A-CAR SYSTEM, INC., a corporation organized and existing under the laws of the Oklahoma ("Thrifty") and THRIFTY CAR RENTAL FINANCE CORPORATION, a corporation organized and existing under the laws of the State of Oklahoma ("Thrifty Finance").

                                   WITNESSETH:

      WHEREAS, Thrifty owns and has registered on the Principal Register of the United States Patent and Trademark Office certain trade names, service marks and trademarks, including "Thrifty Car Rental" and "Thrifty" used in association with the renting and leasing of vehicles;

      WHEREAS, Thrifty is engaged in the business of franchising persons to operate a daily car rental system under the Thrifty owned trade names, service marks and trademarks, and offering its franchisees a source of vehicles;

      WHEREAS, Thrifty Finance leases vehicles to Thrifty for use in Thrifty's franchise and leasing business;

      WHEREAS, Thrifty Finance is a wholly owned subsidiary of Thrifty;

      WHEREAS, Thrifty desires to grant a license authorizing Thrifty Finance to use "Thrifty Car Rental" in its corporate name in strict accordance with the terms of the Consent.

      NOW, THEREFORE, Thrifty hereby grants to Thrifty Finance a revocable, nontransferable and nonexclusive license to utilize "Thrifty Car Rental" in its corporate name. Thrifty Finance recognizes, acknowledges, agrees to, and agrees never to contest at any time, Thrifty's exclusive proprietary interest in and right to "Thrifty Car Rental" and related trade names, services marks and trademarks. Thrifty Finance shall not engage in the rental and leasing of vehicles to any third party. Either party may terminate the Consent at any time by the delivery of written notice to the other party.

      IN WITNESS WHEREOF, the parties have executed this Agreement the 16th day of December ,1995.

THRIFTY RENT-A-CAR SYSTEM, INC.                 Attest:


By: /s/ Steven B. Hildebrand                    By: /s/ Randall J. Holder
----------------------------------------------     -----------------------------
Steven B. Hildebrand, Executive Vice-President  Randall J. Holder, Secretary

THRIFTY CAR RENTAL FINANCE CORPORATION          Attest:


By: /s/ Steven B. Hildebrand                    By: /s/ Randall J. Holder
----------------------------------------------     -----------------------------
Steven B. Hildebrand, Executive Vice-President  Randall J. Holder, Secretary

                                                                     EXHIBIT A-1

                          FORM OF TRANSFER CERTIFICATE

CERTIFICATE TO BE DELIVERED UPON *|_| EXCHANGE OF A BENEFICIAL INTEREST FOR LIKE PERCENTAGE IN RESTRICTED GLOBAL NOTE, *|_| REGISTRATION OF TRANSFER OF RESTRICTED GLOBAL NOTES *|_| EXCHANGE OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE FOR DEFINITIVE SECURITIES OR *|_| EXCHANGE OR REGISTRATION OF TRANSFER OF DEFINITIVE SECURITIES

BANKERS TRUST COMPANY,
  as Trustee
4 Albany Street, 10th Floor
New York, New York 10006
Attn: [Corporate Trust and Agency Group]

Re: Thrifty Car Rental Finance Corporation (the "Issuer") Series [ ] Rental Car Asset Backed Notes, Class [ ] (the "Securities")

            This Certificate relates to $__________ principal amount of Securities held in *|_| book-entry or *|_| definitive form by ________________________________ (the "Transferor").
[insert name of transferor]

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify as follows:*

            |_| Such Security is being acquired for its own account, without transfer.

            |_| Such Security is being transferred to (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A, or (ii) pursuant to Rule 144 of the Securities Act and, in each case, in accordance with applicable state and federal securities laws.

            |_| Such Security is being transferred to the Issuer (upon redemption or otherwise).



                                    -----------------------------------
                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                       --------------------------------

Date:

* Check applicable box.


                                      A-1-1

                                                                     EXHIBIT A-2

                                   [RESERVED.]


                                      A-2-1

                                                                     EXHIBIT A-3

                          FORM OF TRANSFER CERTIFICATE
                 FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
                          NOTE TO TEMPORARY GLOBAL NOTE
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)

BANKERS TRUST COMPANY,
  as Trustee
4 Albany Street, 10th Floor
New York, NY  10006
Attn:  Corporate Trust and Agency Group

      Re: Series [ ] Thrifty Car Rental Finance Corporation ("Thrifty Finance") -- Rental Car Asset Backed Notes, Class [ ]

      Reference is hereby made to the Base Indenture, dated as of December __, 1995 (the "Base Indenture"), between THRIFTY FINANCE, as Issuer and BANKERS TRUST COMPANY, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

      This letter relates to ________________ principal amount of Series ____ Notes, Class _____ represented by a beneficial interest in the Restricted Global Class _____ Note (CUSIP No. ___) held with DTC by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Global Class _____ Note (CUSIP (CINS) No. ___) to be held with [Euroclear] [Cedel] (ISIN Code ___) (Common Code ___) through DTC.

      In connection with such request and in respect of such Series ____ Note, Class _____, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series ____ Notes, Class _____ and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

            (1) the offer of the Series ____ Notes, Class _____ was not made to a person in the United States;

            (2)(A) at the time the buy order was originated, the transferee was outside the United States or


                                      A-3-1
                  the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

            (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) upon completion of the transaction, the beneficial interest being transferred as described above was held with DTC through Euroclear or Cedel or both (Common Code ___ (ISIN Code ___)).

      This certificate and the statements contained herein are made for your benefit and the benefit of the Thrifty Finance and the Placement Agents.

                           [Insert Name of Transferor]


                           By:
                              -----------------------------
                              Name:
                              Title:

Dated: _________, 199_

cc: Thrifty Car Rental Finance Corporation


                                      A-3-2

                                                                     EXHIBIT A-4

                          FORM OF TRANSFER CERTIFICATE
                 FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
                          NOTE TO PERMANENT GLOBAL NOTE
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)

BANKERS TRUST COMPANY,
  as Trustee
4 Albany Street, 10th Floor
New York, NY  10006
Attn:  Corporate Trust and Agency Group

      Re: Series [ ] Thrifty Car Rental Finance Corporation ("Thrifty Finance") -- Rental Car Asset Backed Notes, Class [ ]

      Reference is hereby made to the Base Indenture, dated as of December __, 1995 (the "Base Indenture"), between THRIFTY FINANCE, as Issuer and BANKERS TRUST COMPANY, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

      This letter relates to ________________ principal amount of Series ____ Notes, Class _____ represented by a beneficial interest in the Restricted Global Class _____ Note (CUSIP No. ___) held with DTC by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Permanent Global Class _____ Note (CUSIP (CINS) No.[___]) held with DTC.

      In connection with such request and in respect of such Series ____ Notes, Class _____, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series ____ Notes, Class _____ and (i) that, with respect to transfers made in reliance on Regulation S under the Securities Act:

            (1) the offer of the Series ____ Notes, Class __ was not made to a person in the United States;

            (2)(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its


                                      A-4-1
                  behalf reasonably believed that the transferee was outside the United States, or

            (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) that, with respect to transfers made in reliance on Rule 144 under the Securities Act, the Series ____ Notes, Class _____ are being transferred in a transaction permitted by Rule 144 under the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Thrifty Finance and the Placement Agents.

                                          [Insert Name of Transferor]


                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

Dated: __________, 199_

cc: Thrifty Car Rental Finance Corporation


                                      A-4-2

                                                                     EXHIBIT A-5

                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                       EXCHANGE FROM TEMPORARY GLOBAL NOTE
                            TO RESTRICTED GLOBAL NOTE
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)

BANKERS TRUST COMPANY,
  as Trustee
4 Albany Street, 10th Floor
New York, NY  10006
Attn:  Corporate Trust and Agency Group

      Re: Series [ ] Thrifty Car Rental Finance Corporation ("Thrifty Finance") -- Rental Car Asset Backed Medium Notes, Class [ ]

      Reference is hereby made to the Base Indenture, dated as of December __, 1995 (the "Base Indenture"), between THRIFTY FINANCE, as Issuer and BANKERS TRUST COMPANY, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to __________________ principal amount of Series ____ Notes, Class ____ which are held in the form of the Permanent Global Class ____ Note (CUSIP (CINS) No. ) with Euroclear/Cedel 1/ (ISIN Code [ ]) (Common Code [ ]) through DTC by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest in the Series ____ Notes, Class ____ for an interest in the Restricted Global Class ____ Note (CUSIP No. [ ]).

      In connection with such request, and in respect of such Series ____ Notes, Class ____, the Transferor does hereby certify that such Series ____, Class _____ Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and in Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") to a transferee that the Transferor reasonably believes is purchasing the Series ____ Notes, Class ____ for its own account or the accounts of another entity and each of the transferee and any such entity is a

----------
1/ Select appropriate depositary.


                                      A-5-1

"qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Thrifty Finance and the Placement Agents.

                                    [Insert Name of Transferor]


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

Dated: ________________, 199_

cc: Thrifty Car Rental Finance Corporation


                                      A-5-2

                                                                       EXHIBIT B

                               Form of Demand Note

                                 PROMISSORY NOTE

                                                              New York, New York
                                                               December __, 1995

            FOR VALUE RECEIVED, the undersigned, THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), promises to pay to THRIFTY CAR RENTAL FINANCE CORPORATION, an Oklahoma corporation ("Thrifty Finance"), on demand (the "Demand Date"), the principal sum of _________________ DOLLARS ($_________).

      1. Principal Payment Date. Any unpaid principal of this Note shall be paid on the Demand Date.

      2. Interest. Thrifty also promises to pay interest on the unpaid principal amount hereof from time to time outstanding at one-year Libor from the date hereof until the principal amount shall be paid in full.

      3. No Waiver; Amendment. No failure or delay on the part of Thrifty Finance in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Thrifty and Thrifty Finance, and (b) all consents required for such actions under the Related Documents shall have been received by the appropriate Persons.

      4. No Negotiation. This Note is not negotiable.

      5. Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      4. Governing Law. THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      5. Captions. Paragraph captions used in this Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Note.

                                    THRIFTY RENT-A-CAR SYSTEM, INC.


                                    By
                                      -----------------------------------
                                      Name:
                                      Title:

                                  PAYMENT GRID

================================================================================
                                Amount of       Outstanding        Notation
              Principal         Principal        Principal           Made
Date            Amount           Payment          Balance             By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                                       EXHIBIT C

                                   [RESERVED.]

                                                                       EXHIBIT D

                     FORM OF MONTHLY NOTEHOLDERS' STATEMENT

                     THRIFTY CAR RENTAL FINANCE CORPORATION

                        --------------------------------

                          RENTAL CAR ASSET BACKED NOTES
                             Series ___, Class ____
                        --------------------------------

            Under Section 5.4 of the Base Indenture, dated as of ___________, 1995 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the "Base Indenture"), between Thrifty Car Rental Finance Corporation ("Thrifty Finance"), as Issuer, and BANKERS TRUST COMPANY, as trustee (the "Trustee"), the Servicer is required to prepare certain information each month regarding current distributions to Noteholders. The information which is required to be prepared with respect to the Payment Date of __________, 199_ (the "Applicable Payment Date") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note and as a percentage of the outstanding principal balance of the Notes as of such date. Certain other information is presented based on the aggregate amounts for Thrifty Finance as a whole. Capitalized terms used herein have their respective meanings set forth in the Base Indenture and the ______ Series Supplement dated as of ____________, 199_ between Thrifty Finance and the Trustee.

--------------------------------------------------------------------------------
1.      The aggregate amount of Collections processed
        since the Payment Date prior to the applicable
        Payment Date with respect to the Notes of all
        Series.....................................................  $
--------------------------------------------------------------------------------
2.      The aggregate amount of Interest Collections
        processed since the Payment Date prior to the
        applicable Payment Date with respect to the
        Notes of all Series........................................  $
--------------------------------------------------------------------------------
3.      The aggregate amount of Principal Collections
        processed during the Related Month immediately
        preceding the applicable Payment Date with
        respect to the Notes of all Series.........................  $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4.      The Invested Percentage for Interest Collections
        with respect to Series ___ Notes on the last day
        of the Related Month for the applicable Payment
        Date.......................................................            %
--------------------------------------------------------------------------------
5.      The Invested Percentage for Principal
        Collections with respect to Series ___ Notes on
        the last day of the Related Month for the
        applicable Payment Date....................................  $
--------------------------------------------------------------------------------
6.      The total amount of the distribution to Series
        ___ Noteholders on __________, 199_, per $1,000
        original Note principal amount.............................  $
--------------------------------------------------------------------------------
7.      The amount of the distribution set forth in
        paragraph 6 above with respect to principal of
        the Series ___ Notes, per $1,000 original Note
        principal amount...........................................  $
--------------------------------------------------------------------------------
8.      The amount of the distribution set forth in
        paragraph 6 above with respect to interest on
        the Series ___ Notes, per $1,000 original Note
        principal amount...........................................  $
--------------------------------------------------------------------------------
9.      The amount drawn under the Enhancement
        (including, in respect of a series providing for
        Enhancement through overcollateralization, the
        amount drawn on any available subordinated
        amount) for the Series ___ Notes as of the
        applicable Payment Date....................................  $
--------------------------------------------------------------------------------
10.     The amount of the Series ___ Notes Monthly
        Servicing Fee payable to the Servicer for the
        Payment Date...............................................  $
--------------------------------------------------------------------------------
11.     The amount available to be drawn under the
        Enhancement for the Series ___ Notes as of the
        close of business on such Payment Date, after
        giving effect to any drawings on the Enhancement
        and payments to the Enhancement Provider on such
        Payment Date, on an aggregate basis and per
        $1,000 original Note principal amount......................  $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12.     The ratio of the available Enhancement amount
        (or Available Subordinated Amount plus, in the
        event of a subordinated class of Notes, the
        invested amount of such subordinated class of
        Notes) to the Invested Amount of the Series ___
        Notes as of the close of business on such
        Payment Date, after giving effect to any
        drawings on the Enhancement and payments to the
        Enhancement Provider on such Payment Date or
        drawings on such Available Subordinated Amount
        or reduction in amount of such subordinated
        class of Notes, or allocations of Collections in
        respect thereof............................................        %
--------------------------------------------------------------------------------
13.     The Pool Factor for the Series ____ Notes as of
        the end of preceding Record Date immediately
        preceding the applicable Payment Date.  The
        amount of a Noteholders' pro rata share of the
        Invested Amount can be determined by multiplying
        the original denomination of the Noteholder's
        Note by the Pool Factor....................................        %
--------------------------------------------------------------------------------
14.     To the knowledge of the undersigned, there are
        no liens on any of the Collateral, other than
        the Lien granted by the Indenture or as
        otherwise permitted by the Related Documents,
        except as described below:
--------------------------------------------------------------------------------
        [If applicable, insert "None".]
--------------------------------------------------------------------------------
15.     As of the applicable Payment Date, the Aggregate
        Asset Amount and the amount of any Asset Amount
        Deficiency.................................................  $______
--------------------------------------------------------------------------------
16.     The Carryover Controlled Amortization Amount for
        the Related Month immediately preceding the
        applicable Payment Date with respect to the
        Series _____ Notes.........................................
--------------------------------------------------------------------------------
17.     The Net Book Value of Program Vehicles from each
        Manufacturer [as of the last day of the Related
        Month immediately preceding the applicable
        Payment Date]..............................................

        a.  _______________                                          $______

        b.  _______________                                          $______

        c.  _______________                                          $______
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18.     The Net Book Value of Non-Program Vehicles from
        each Manufacturer [as of the last day of the
        Related Month immediately preceding the
        applicable Payment Date]...................................

        a.  _______________                                          $______

        b.  _______________                                          $______

        c.  _______________                                          $______
--------------------------------------------------------------------------------
19.     With respect to any Series, the information
        specified in the related Supplement to be
        attached hereto............................................
================================================================================

        [To the extent any Series of Notes is issued in more than one class, the foregoing will be broken down on a class by class basis]

            IN WITNESS WHEREOF, the undersigned have duly executed this certificate this ____ day of __________, 199_.



                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                                       EXHIBIT E

                       FORM OF CLEARING SYSTEM CERTIFICATE

Re: Thrifty Car Rental Finance Corporation Series [___] Rental Car Asset Backed Notes, Class [___] (the "Securities")

      If the Securities are of the category contemplated in Section 903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is to certify with respect to the principal amount of Securities that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations"), certifications with respect to such portion substantially in the form of Exhibit F to the Indenture.

      We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

      We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  ____________________, 199  2/

                                    Yours faithfully,

                                    [MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK, Brussels office, as
                                    operator of the Euroclear System]

                                                  or

                                    [Cedel Bank, Societe Anonyme]


                                    By
                                      -----------------------------------

----------
2/ To be dated no earlier than the earliest of the Exchange Date or the relevant Interest Payment Date or the redemption date (as the case may be).

                                                                       EXHIBIT F

                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re: Thrifty Car Rental Finance Corporation Series [___] Rental Car Asset Backed Notes, Class [___] (the "Securities")

      If the Securities are of the category contemplated in Section 903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is to certify that, except as set forth below, in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. persons or (b) U.S. persons who purchased the Securities in transactions which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are not being exercised by or on behalf of U.S. person(s). As used in this paragraph the terms "U.S. person" has the meaning given to it by Regulation S under the Act.

      As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories and possessions; and its "territories" and "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

      We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

      This certification excepts and does not relate to U.S.$___________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

      We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date: ______________, 19__3/


By:
      ----------------------------------------------
      As, or as agent for, the beneficial owner(s)
      of the Securities to which this certificate
      relates.

----------
3/ Not earlier than 15 days prior to the certification event to which the certification relates.


                                       F-2